Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
EPR Properties:

We have audited the accompanying consolidated balance sheets of EPR Properties and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three‑year period ended December 31, 2015. In connection with our audits of the consolidated financial statements, we have also audited the accompanying financial statement schedules, including Schedule II - Valuation and Qualifying Accounts and Schedule III - Real Estate and Accumulated Depreciation. These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EPR Properties and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the years in the three‑year period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statements schedules, when considered in relation to the basic consolidated financial statements taken as a whole present fairly, in all material respects, the information set forth therein.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), EPR Properties internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 24, 2016 expressed an unqualified opinion on the effectiveness of EPR Properties’ internal control over financial reporting.
As discussed in Note 2 to the financial statements, the Company adopted FASB Accounting Standards Update (ASU) No. 2015-03, Simplifying the Presentation of Debt Issue Costs in 2015 and No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity in 2014.

/s/ KPMG LLP

Kansas City, Missouri
February 24, 2016, except as to Note 21, which is as of December 5, 2016

EPR PROPERTIES Consolidated Balance Sheets (Dollars in thousands except share data)

	December 31,
	2015	2014
Assets
Rental properties, net of accumulated depreciation of $534,303 and $465,660 at December 31, 2015 and 2014, respectively	$3,025,199	$2,451,534
Land held for development	23,610	206,001
Property under development	378,920	181,798
Mortgage notes and related accrued interest receivable, net	423,780	507,955
Investment in a direct financing lease, net	190,880	199,332
Investment in joint ventures	6,168	5,738
Cash and cash equivalents	4,283	3,336
Restricted cash	10,578	13,072
Deferred financing costs, net	4,894	4,136
Accounts receivable, net	59,101	47,282
Other assets	89,857	66,091
Total assets	$4,217,270	$3,686,275
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$92,178	$82,180
Common dividends payable	18,401	16,281
Preferred dividends payable	5,951	5,952
Unearned rents and interest	44,952	25,623
Debt	1,981,920	1,629,750
Total liabilities	2,143,402	1,759,786
Equity:
Common Shares, $.01 par value; 75,000,000 shares authorized; and 63,195,182 and 58,952,404 shares issued at December 31, 2015 and 2014, respectively	632	589
Preferred Shares, $.01 par value; 25,000,000 shares authorized:
5,400,000 Series C convertible shares issued at December 31, 2015 and 2014; liquidation preference of $135,000,000	54	54
3,450,000 Series E convertible shares issued at December 31, 2015 and 2014; liquidation preference of $86,250,000	35	35
5,000,000 Series F shares issued at December 31, 2015 and 2014; liquidation preference of $125,000,000	50	50
Additional paid-in-capital	2,508,445	2,283,440
Treasury shares at cost: 2,371,198 and 1,826,463 common shares at December 31, 2015 and 2014, respectively	(97,328)	(67,846)
Accumulated other comprehensive income	5,622	12,566
Distributions in excess of net income	(343,642)	(302,776)
EPR Properties shareholders’ equity	2,073,868	1,926,112
Noncontrolling interests	—	377
Equity	$2,073,868	$1,926,489
Total liabilities and equity	$4,217,270	$3,686,275
See accompanying notes to consolidated financial statements.

EPR PROPERTIES Consolidated Statements of Income (Dollars in thousands except per share data)

	Year Ended December 31,
	2015	2014	2013
Rental revenue	$330,886	$286,673	$248,709
Tenant reimbursements	16,320	17,663	18,401
Other income	3,629	1,009	1,682
Mortgage and other financing income	70,182	79,706	74,272
Total revenue	421,017	385,051	343,064
Property operating expense	23,433	24,897	26,016
Other expense	648	771	658
General and administrative expense	31,021	27,566	25,613
Retirement severance expense	18,578	—	—
Costs associated with loan refinancing or payoff	270	301	6,166
Gain on early extinguishment of debt	—	—	(4,539)
Interest expense, net	79,915	81,270	81,056
Transaction costs	7,518	2,452	1,955
Provision for loan losses	—	3,777	—
Depreciation and amortization	89,617	66,739	53,946
Income before equity in income from joint ventures and other items	170,017	177,278	152,193
Equity in income from joint ventures	969	1,273	1,398
Gain on sale or acquisition, net	23,829	1,209	3,017
Gain on sale of investment in a direct financing lease	—	220	—
Gain on previously held equity interest	—	—	4,853
Income before income taxes	194,815	179,980	161,461
Income tax benefit (expense)	(482)	(4,228)	14,176
Income from continuing operations	$194,333	$175,752	$175,637
Discontinued operations:
Income from discontinued operations	199	505	333
Transaction (costs) benefit	—	3,376	—
Gain on sale, net from discontinued operations	—	—	4,256
Net income attributable to EPR Properties	194,532	179,633	180,226
Preferred dividend requirements	(23,806)	(23,807)	(23,806)
Net income available to common shareholders of EPR Properties	$170,726	$155,826	$156,420
Per share data attributable to EPR Properties common shareholders:
Basic earnings per share data:
Income from continuing operations	$2.93	$2.80	$3.16
Income from discontinued operations	0.01	0.07	0.10
Net income available to common shareholders	$2.94	$2.87	$3.26
Diluted earnings per share data:
Income from continuing operations	$2.92	$2.79	$3.15
Income from discontinued operations	0.01	0.07	0.09
Net income available to common shareholders	$2.93	$2.86	$3.24
Shares used for computation (in thousands):
Basic	58,138	54,244	48,028
Diluted	58,328	54,444	48,214
See accompanying notes to consolidated financial statements.

EPR PROPERTIES Consolidated Statements of Comprehensive Income (Dollars in thousands)

	Year Ended December 31,
	2015	2014	2013
Net income	$194,532	$179,633	$180,226
Other comprehensive income (loss):
Foreign currency translation adjustment	(33,710)	(18,464)	(13,049)
Change in unrealized gain on derivatives	26,766	13,837	9,620
Comprehensive income attributable to EPR Properties	$187,588	$175,006	$176,797
See accompanying notes to consolidated financial statements.

EPR PROPERTIES Consolidated Statements of Changes in Equity Years Ended December 31, 2015, 2014 and 2013 (Dollars in thousands)

	EPR Properties Shareholders’ Equity
	Common Stock		Preferred Stock		Additional paid-in capital	Treasury shares	Accumulated other comprehensive income (loss)	Distributions in excess of net income	Noncontrolling interests	Total
	Shares	Par	Shares	Par
Balance at December 31, 2012	48,454,181	$484	13,850,000	$139	$1,769,227	$(55,308)	$20,622	$(275,643)	$377	$1,459,898
Restricted share units issued to Trustees	17,530	—	—	—	1,024	—	—	—	—	1,024
Issuance of nonvested shares,net	196,928	2	—	—	2,588	(3,425)	—	—	—	(835)
Amortization of nonvested shares	—	—	—	—	4,832	—	—	—	—	4,832
Share option expense	—	—	—	—	856	—	—	—	—	856
Foreign currency translation adjustment	—	—	—	—	—	—	(13,049)	—	—	(13,049)
Change in unrealized gain/loss on derivatives	—	—	—	—	—	—	9,620	—	—	9,620
Net income	—	—	—	—	—	—	—	180,226	—	180,226
Issuances of common shares	4,549,350	46	—	—	220,947	—	—	—	—	220,993
Stock option exercises, net	143,272	2	—	—	4,389	(3,444)	—	—	—	947
Dividends to common and preferred shareholders	—	—	—	—	—	—	—	(176,498)	—	(176,498)
Balance at December 31, 2013	53,361,261	$534	13,850,000	$139	$2,003,863	$(62,177)	$17,193	$(271,915)	$377	$1,688,014
Restricted share units issued to Trustees	19,685	—	—	—	1,054	—	—	—	—	1,054
Issuance of nonvested shares, net	280,193	3	—	—	4,866	(4,186)	—	—	—	683
Amortization of nonvested shares	—	—	—	—	6,482	—	—	—	—	6,482
Share option expense	—	—	—	—	1,359	—	—	—	—	1,359
Foreign currency translation adjustment	—	—	—	—	—	—	(18,464)	—	—	(18,464)
Change in unrealized gain/loss on derivatives	—	—	—	—	—	—	13,837	—	—	13,837
Net income	—	—	—	—	—	—	—	179,633	—	179,633
Issuances of common shares	5,255,302	52	—	—	264,283	—	—	—	—	264,335
Stock option exercises, net	35,963	—	—	—	1,533	(1,483)	—	—	—	50
Dividends to common and preferred shareholders	—	—	—	—	—	—	—	(210,494)	—	(210,494)
Balance at December 31, 2014	58,952.404	$589	13,850,000	$139	$2,283,440	$(67,846)	$12,566	$(302,776)	$377	$1,926,489
Continued on next page.

EPR PROPERTIES Consolidated Statements of Changes in Equity Years Ended December 31, 2015, 2014 and 2013 (Dollars in thousands) (continued)

	EPR Properties Shareholders’ Equity
	Common Stock		Preferred Stock		Additional paid-in capital	Treasury shares	Accumulated other comprehensive income (loss)	Distributions in excess of net income	Noncontrolling interests	Total
	Shares	Par	Shares	Par
Continued from previous page.
Balance at December 31, 2014	58,952,404	$589	13,850,000	$139	$2,283,440	$(67,846)	$12,566	$(302,776)	$377	$1,926,489
Restricted share units issued to Trustees	18,036	—	—	—	—	—	—	—	—	—
Issuance of nonvested shares, net	218,285	2	—	—	1,941	(36)	—	—	—	1,907
Purchase of common shares for vesting	—	—	—	—	—	(8,222)	—	—	—	(8,222)
Amortization of nonvested shares and restricted share units	—	—	—	—	7,038	—	—	—	—	7,038
Share option expense	—	—	—	—	1,119	—	—	—	—	1,119
Share-based compensation included in retirement severance expense	—	—	—	—	6,377	—	—	—	—	6,377
Foreign currency translation adjustment	—	—	—	—	—	—	(33,710)	—	—	(33,710)
Change in unrealized gain/loss on derivatives	—	—	—	—	—	—	26,766	—	—	26,766
Net income	—	—	—	—	—	—	—	194,532	—	194,532
Issuances of common shares	3,530,057	36	—	—	190,329	—	—	—	—	190,365
Stock option exercises, net	476,400	5	—	—	17,824	(21,224)	—	—	—	(3,395)
Dividends to common and preferred shareholders	—	—	—	—	—	—	—	(235,398)	—	(235,398)
Forfeiture of noncontrolling interest	—	—	—	—	377	—	—	—	(377)	—
Balance at December 31, 2015	63,195,182	$632	13,850,000	$139	$2,508,445	$(97,328)	$5,622	$(343,642)	$—	$2,073,868

See accompanying notes to consolidated financial statements.

EPR PROPERTIES Consolidated Statements of Cash Flows (Dollars in thousands)

	Year Ended December 31,
	2015	2014	2013
Operating activities:
Net income attributable to EPR Properties	$194,532	$179,633	$180,226
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on early extinguishment of debt	—	—	(4,539)
Gain on previously held equity interest	—	—	(4,853)
Gain on sale of real estate	(23,829)	(1,209)	(3,017)
Deferred income tax expense (benefit)	(1,136)	1,796	(14,787)
Provision for loan losses	—	3,777	—
Income from discontinued operations	(199)	(3,881)	(4,589)
Gain on sale of investment in a direct financing lease	—	(220)	—
Costs associated with loan refinancing or payoff	270	301	6,166
Equity in income from joint ventures	(969)	(1,273)	(1,398)
Distributions from joint ventures	540	810	985
Depreciation and amortization	89,617	66,739	53,946
Amortization of deferred financing costs	4,588	4,248	4,041
Amortization of above market lease	192	192	48
Share-based compensation expense to management and trustees	8,508	8,902	6,516
Share-based compensation expense included in retirement severance expense	6,377	—	—
Decrease (increase) in restricted cash	2,017	(8)	12,509
Increase in mortgage notes accrued interest receivable	(4,133)	(3,997)	(457)
Increase in accounts receivable, net	(11,623)	(5,214)	(7,163)
Increase in direct financing lease receivable	(3,559)	(2,993)	(4,860)
Decrease (increase) in other assets	343	(3,360)	2,338
Increase in accounts payable and accrued liabilities	5,711	4,586	7,816
Increase in unearned rents and interest	10,705	1,323	2,511
Net operating cash provided by continuing operations	277,952	250,152	231,439
Net operating cash provided by discontinued operations	508	143	2,681
Net cash provided by operating activities	278,460	250,295	234,120
Investing activities:
Acquisition of rental properties and other assets	(179,820)	(85,205)	(123,497)
Proceeds from sale of real estate	46,718	12,055	797
Investment in unconsolidated joint ventures	—	—	(1,607)
Proceeds from settlement of derivative	—	5,725	—
Investment in mortgage notes receivable	(72,698)	(93,877)	(60,568)
Proceeds from mortgage note receivable paydown	40,956	76,256	1,900
Investment in promissory notes receivable	—	(4,387)	(1,278)
Proceeds from promissory note receivable paydown	—	1,750	1,027
Investment in a direct financing lease, net	—	—	(3,262)
Proceeds from sale of investment in a direct financing lease, net	4,741	46,092	—
Additions to properties under development	(408,436)	(334,635)	(197,271)
Net cash used by investing activities of continuing operations	(568,539)	(376,226)	(383,759)
Net proceeds from sale of real estate from discontinued operations	—	—	47,301
Net cash used by investing activities	(568,539)	(376,226)	(336,458)
Financing activities:
Proceeds from long-term debt facilities	856,914	379,000	646,000
Principal payments on long-term debt	(503,314)	(310,253)	(552,468)
Deferred financing fees paid	(7,047)	(814)	(8,133)
Costs associated with loan refinancing or payoff (cash portion)	—	(25)	(5,790)
Net proceeds from issuance of common shares	190,158	264,158	220,785
Impact of stock option exercises, net	(3,394)	50	947
Purchase of common shares for treasury for vesting	(8,222)	(2,892)	(3,246)
Dividends paid to shareholders	(233,073)	(207,637)	(197,924)
Net cash provided by financing activities	292,022	121,587	100,171
Effect of exchange rate changes on cash	(996)	(278)	(539)
Net increase (decrease) in cash and cash equivalents	947	(4,622)	(2,706)
Cash and cash equivalents at beginning of the year	3,336	7,958	10,664
Cash and cash equivalents at end of the year	$4,283	$3,336	$7,958
Supplemental information continued on next page.

EPR PROPERTIES Consolidated Statements of Cash Flows (Dollars in thousands) Continued from previous page.

	Year Ended December 31,
	2015	2014	2013
Supplemental schedule of non-cash activity:
Transfer of property under development to rental property	$392,786	$236,428	$139,026
Transfer of land held for development to property under development	$167,600	$—	$—
Acquisiton of real estate in exchange for assumption of debt at fair value	$—	$101,441	$19,710
Issuance of nonvested shares and restricted share units at fair value, including nonvested shares issued for payment of bonuses	$14,285	$15,525	$10,398
Conversion of mortgage note receivable to rental property	$120,051	$—	$—
Adjustment of noncontrolling interest to additional paid in capital	$377	$—	$—
Sale of real estate in exchange for note receivable	$—	$—	$2,500
Consolidation of previously held equity interest:
Net increase in real estate and other assets	$—	$—	$49,391
Decrease in investment in joint ventures	$—	$—	$8,282
Decrease in mortgage notes receivable	$—	$—	$33,089

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$90,850	$85,290	$73,403
Cash paid during the year for income taxes	$1,956	$710	$102
Interest cost capitalized	$18,546	$7,525	$2,763
Increase in accrued capital expenditures	$417	$7,053	$1,168
See accompanying notes to consolidated financial statements.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

1. Organization

Description of Business
EPR Properties (the Company) is a specialty real estate investment trust (REIT) organized on August 29, 1997 in Maryland. The Company develops, owns, leases and finances properties in select market segments primarily related to Entertainment, Education and Recreation. The Company’s properties are located in the United States and Canada.

2. Summary of Significant Accounting Policies

Principles of Consolidation
The consolidated financial statements include the accounts of EPR Properties and its subsidiaries, all of which are wholly owned except for those subsidiaries discussed below.

The Company consolidates certain entities if it is deemed to be the primary beneficiary in a variable interest entity (VIE) in which it has a controlling financial interest. A controlling financial interest will have both of the following characteristics: the power to direct the activities of a VIE that most significantly impact the VIE's economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. This topic requires an ongoing reassessment.  The equity method of accounting is applied to entities in which the Company is not the primary beneficiary as defined in the Consolidation Topic of the FASB ASC, or does not have effective control, but can exercise influence over the entity with respect to its operations and major decisions.

The Company reports its noncontrolling interests as required by the Consolidation Topic of the FASB ASC. Noncontrolling interest is the portion of equity (net assets) in a subsidiary not attributable, directly or indirectly, to a parent. The ownership interests in the subsidiary that are held by owners other than the parent are noncontrolling interests. Such noncontrolling interests are reported on the consolidated balance sheets within equity, separately from the Company's equity. On the consolidated statements of income, revenues, expenses and net income or loss from less-than-wholly owned subsidiaries are reported at the consolidated amounts, including both the amounts attributable to the Company and noncontrolling interests. Consolidated statements of changes in shareholders' equity are included for both quarterly and annual financial statements, including beginning balances, activity for the period and ending balances for equity, noncontrolling interests and total equity. The Company does not have any redeemable noncontrolling interests.

Prior to October 2015, the Company owned 96% of the membership interests of VinREIT, LLC (VinREIT).  This entity was dissolved as the Company has completed the sales of its vineyard and winery properties. There was no net income attributable to noncontrolling interest related to VinREIT for the years ended December 31, 2015, 2014 and 2013. Total noncontrolling interest in VinREIT included in the accompanying consolidated balance sheet was $377 thousand for the year ended December 31, 2014. The Company’s consolidated statements of income include net income related to VinREIT of $0.2 million, $1.7 million and $6.2 million for the years ended December 31, 2015, 2014 and 2013, respectively. The Company received operating distributions from VinREIT of $0.1 million, $1.3 million and $3.5 million during 2015, 2014 and 2013, respectively. In addition, during 2014 and 2013, respectively, the Company received distributions of $7.1 million and $45.4 million related to property sales. During 2015, there were no distributions related to property sales. During 2015, 2014 and 2013, there were no contributions related to financing activities.

Use of Estimates
Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Rental Properties
Rental properties are carried at cost less accumulated depreciation. Costs incurred for the acquisition and development of the properties are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which generally are estimated to be 30 to 40 years for buildings and 3 to 25 years for furniture, fixtures and equipment. Tenant improvements, including allowances, are depreciated over the shorter of the base term of the lease or the estimated useful life. Expenditures for ordinary maintenance and repairs are charged to operations in the period incurred. Significant renovations and improvements, which improve or extend the useful life of the asset, are capitalized and depreciated over their estimated useful life.

Management reviews a property for impairment whenever events or changes in circumstances indicate that the carrying value of a property may not be recoverable. The review of recoverability is based on an estimate of undiscounted future cash flows expected to result from its use and eventual disposition. If impairment exists due to the inability to recover the carrying value of the property, an impairment loss is recorded to the extent that the carrying value of the property exceeds its estimated fair value.

The Company evaluates the held-for-sale classification of its real estate as of the end of each quarter. Assets that are classified as held for sale are recorded at the lower of their carrying amount or fair value less costs to sell. Assets are generally classified as held for sale once management has initiated an active program to market them for sale and has received a firm purchase commitment that is expected to close within one year. On occasion, the Company will receive unsolicited offers from third parties to buy individual Company properties. Under these circumstances, the Company will classify the properties as held for sale when a sales contract is executed with no contingencies and the prospective buyer has funds at risk to ensure performance.

Accounting for Acquisitions
Upon acquisition of real estate properties, the Company determines if the acquisition meets the criteria to be accounted for as a business combination. Accordingly, the Company accounts for (1) acquired vacant properties, (2) acquired single tenant properties when a new lease or leases are signed at the time of acquisition, and (3) acquired single tenant properties that have an existing long-term triple-net lease or leases (greater than seven years) as asset acquisitions. Acquisitions of properties that include a process such as those with with shorter-term leases or properties with multiple tenants that require business related activities to manage and maintain the properties are treated as business combinations.

Costs incurred for asset acquisitions and development properties, including transaction costs, are capitalized. For asset acquisitions, the Company allocates the purchase price and other related costs incurred to the real estate assets acquired based on recent independent appraisals or methods similar to those used by independent appraisers and management judgment.

If the acquisition is determined to be a business combination, the Company records the fair value of acquired tangible assets (consisting of land, building, tenant improvements, and furniture, fixtures and equipment) and identified intangible assets and liabilities (consisting of above and below market leases, in-place leases, tenant relationships and assumed financing that is determined to be above or below market terms) as well as any noncontrolling interest. In addition, acquisition-related costs in connection with business combinations are expensed as incurred. Costs related to such transactions, as well as costs associated with terminated transactions, are included in the accompanying Consolidated Statements of Income as transaction costs. Transaction costs expensed totaled $7.5 million, $2.5 million and $2.0 million for the years ended December 31, 2015, 2014 and 2013, respectively.

Most of the Company’s rental property acquisitions do not involve in-place leases. In such cases, the fair value of the tangible assets is determined based on recent independent appraisals or methods similar to those used by independent appraisers and management judgment. Because the Company typically executes these leases simultaneously with the purchase of the real estate, no value is ascribed to in-place leases in these transactions.

For rental property acquisitions involving in-place leases, the fair value of the tangible assets is determined by valuing the property as if it were vacant based on management’s determination of the relative fair values of the assets. Management determines the “as if vacant” fair value of a property using recent independent appraisals or methods

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

similar to those used by independent appraisers. The aggregate value of intangible assets or liabilities is measured based on the difference between the stated price plus capitalized costs and the property as if vacant.

In determining the fair value of acquired in-place leases, the Company considers many factors. On a lease-by-lease basis, management considers the present value of the difference between the contractual amounts to be paid pursuant to the leases and management’s estimate of fair market lease rates. For above market leases, management considers such differences over the remaining non-cancelable lease terms and for below market leases, management considers such differences over the remaining initial lease terms plus any fixed rate renewal periods. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below market lease values are amortized as an increase to rental income over the remaining initial lease terms plus any fixed rate renewal periods. Management considers several factors in determining the discount rate used in the present value calculations, including the credit risks associated with the respective tenants. If debt is assumed in the acquisition, the determination of whether it is above or below market is based upon a comparison of similar financing terms for similar rental properties at the time of the acquisition.

The fair value of acquired in-place leases also includes management’s estimate, on a lease-by-lease basis, of the present value of the following amounts: (i) the value associated with avoiding the cost of originating the acquired in-place leases (i.e. the market cost to execute the leases, including leasing commissions, legal and other related costs); (ii) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed re-leasing period, (i.e. real estate taxes, insurance and other operating expenses); (iii) the value associated with lost rental revenue from existing leases during the assumed re-leasing period; and (iv) the value associated with avoided tenant improvement costs or other inducements to secure a tenant lease. These values are amortized over the remaining initial lease term of the respective leases.

The Company also determines the value, if any, associated with customer relationships considering factors such as the nature and extent of the Company’s existing business relationship with the tenants, growth prospects for developing new business with the tenants and expectation of lease renewals. The value of customer relationship intangibles is amortized over the remaining initial lease terms plus any renewal periods.
Management of the Company reviews the carrying value of intangible assets for impairment on an annual basis.
Intangible assets (included in Other Assets in the accompanying consolidated balance sheets) consist of the following at December 31 (in thousands):

	2015	2014
In-place leases, net of accumulated amortization of $11.6 million and $12.1 million, respectively	$7,273	$6,951
Above market lease, net of accumulated amortization of $0.4 million and $0.2 million, respectively	670	862
Goodwill	693	693
Total intangible assets, net	$8,636	$8,506
In-place leases, net at December 31, 2015 and 2014 of approximately $7.3 million and $7.0 million, respectively, relate to four entertainment retail centers in Ontario, Canada that were purchased on March 1, 2004, three theatre properties that were purchased during 2013, 11 theatre properties that were purchased in 2014 and three theatre properties that were purchased during 2015. Above market lease, net at December 31, 2015 and 2014 relates to one theatre property that was purchased during 2013. Goodwill at December 31, 2015 and 2014 relates solely to the acquisition of New Roc that was acquired on October 27, 2003. Amortization expense related to in-place leases is computed using the straight-line method and was $1.4 million for the years ended December 31, 2015, 2014 and 2013. The weighted average life for these in-place leases at December 31, 2015 is 9.0 years. Amortization expense related to the above market lease is computed using the straight-line method and was $192 thousand for the years ended December 31, 2015 and 2014 and $48 thousand for the year ended December 31, 2013. The weighted average life for the above market lease at December 31, 2015 is 3.5 years.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Future amortization of in-place leases, net and above market lease, net at December 31, 2015 is as follows (in thousands):

	In place leases	Above market lease
Year:
2016	$1,137	$192
2017	1,026	192
2018	1,015	192
2019	776	94
2020	537	—
Thereafter	2,782	—
Total	$7,273	$670

Deferred Financing Costs
Deferred financing costs are amortized over the terms of the related debt obligations or mortgage note receivable as applicable. The Company early adopted the FASB issued Accounting Standards Update (ASU) No. 2015-03, Simplifying the Presentation of Debt Issue Costs, during 2015 and applied the guidance retrospectively. The costs unrelated to our unsecured revolving credit facility are shown as a reduction of debt of $18.3 million and $15.8 million as of December 31, 2015 and 2014, respectively.

Capitalized Development Costs
The Company capitalizes certain costs that relate to property under development including interest and a portion of internal legal personnel costs.

Operating Segments
For financial reporting purposes, the Company groups its investments into four reportable operating segments: Entertainment, Education, Recreation and Other. See Note 20 for financial information related to these operating segments.

Revenue Recognition
Rents that are fixed and determinable are recognized on a straight-line basis over the minimum terms of the leases. Base rent escalation on leases that are dependent upon increases in the Consumer Price Index (CPI) is recognized when known. In addition, most of the Company's tenants are subject to additional rents if gross revenues of the properties exceed certain thresholds defined in the lease agreements (percentage rents). Percentage rents as well as participating interest for those mortgage agreements that contain similar such clauses are recognized at the time when specific triggering events occur as provided by the lease or mortgage agreements. Rental revenue included percentage rents of $3.0 million, $2.0 million and $2.6 million for the years ended December 31, 2015, 2014 and 2013, respectively. Mortgage and other financing income included participating interest income of $1.5 million, $2.2 million $0.9 million for the years ended December 31, 2015, 2014 and 2013, respectively. For the year ended December 31, 2014, mortgage and other financing income also included a $5.0 million prepayment fee related to mortgage notes that were paid either fully or partially in advance of their maturity dates. There were no prepayment fees included in mortgage and other financing income for the years ended December 31, 2015 and 2013. Lease termination fees are recognized when the related leases are canceled and the Company has no obligation to provide services to such former tenants. Termination fees of $145 thousand, $123 thousand and $37 thousand were recognized during the years ended December 31, 2015, 2014 and 2013, respectively.

Direct financing lease income is recognized on the effective interest method to produce a level yield on funds not yet recovered. Estimated unguaranteed residual values at the date of lease inception represent management's initial estimates of fair value of the leased assets at the expiration of the lease, not to exceed original cost. Significant assumptions used in estimating residual values include estimated net cash flows over the remaining lease term and expected future real estate values. The Company evaluates on an annual basis (or more frequently if necessary) the collectability of its direct financing lease receivable and unguaranteed residual value to determine whether they are impaired. A direct financing lease receivable is considered to be impaired when, based on current information and events, it is probable

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

that the Company will be unable to collect all amounts due according to the existing contractual terms. When a direct financing lease receivable is considered to be impaired, the amount of loss is calculated by comparing the recorded investment to the value determined by discounting the expected future cash flows at the direct financing lease receivable's effective interest rate or to the fair value of the underlying collateral, less costs to sell, if such receivable is collateralized.

Discontinued Operations
The Company evaluates each sale or disposal transaction to determine if it meets the criteria to qualify as discontinued operations. A discontinued operation is a component of an entity or group of components that have been disposed of or are classified as held for sale and represent a strategic shift that has or will have a major effect on the Company's operations and financial results, or an acquired business that is classified as held for sale on the acquisition date. If the sale or disposal transaction does not meet the criteria, the operations and related gain or loss on sale is included in income from continuing operations. The Company adopted the FASB issued Accounting Standards Update (ASU) No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, during 2014 and applied the guidance prospectively.

Allowance for Doubtful Accounts
Accounts receivable is reduced by an allowance for amounts that may become uncollectible in the future. The Company’s accounts receivable balance is comprised primarily of rents and operating cost recoveries due from tenants as well as accrued rental rate increases to be received over the life of the existing leases. The Company regularly evaluates the adequacy of its allowance for doubtful accounts. The evaluation primarily consists of reviewing past due account balances and considering such factors as the credit quality of the Company’s tenants, historical trends of the tenant and/or other debtor, current economic conditions and changes in customer payment terms. Additionally, with respect to tenants in bankruptcy, the Company estimates the expected recovery through bankruptcy claims and increases the allowance for amounts deemed uncollectible. If the Company’s assumptions regarding the collectiblity of accounts receivable prove incorrect, the Company could experience write-offs of the accounts receivable or accrued straight-line rents receivable in excess of its allowance for doubtful accounts. The allowance for doubtful accounts was $3.2 million and $1.6 million at December 31, 2015 and 2014, respectively.

Mortgage Notes and Other Notes Receivable
Mortgage notes and other notes receivable, including related accrued interest receivable, consist of loans originated by the Company and the related accrued and unpaid interest income as of the balance sheet date. Mortgage notes and other notes receivable are initially recorded at the amount advanced to the borrower and the Company defers certain loan origination and commitment fees, net of certain origination costs, and amortizes them over the term of the related loan. Interest income on performing loans is accrued as earned. The Company evaluates the collectability of both interest and principal of each of its loans to determine whether it is impaired. A loan is considered to be impaired when, based on current information and events, the Company determines that it is probable that it will be unable to collect all amounts due according to the existing contractual terms. An insignificant delay or shortfall in amounts of payments does not necessarily result in the loan being identified as impaired. When a loan is considered to be impaired, the amount of loss, if any, is calculated by comparing the recorded investment to the value determined by discounting the expected future cash flows at the loan’s effective interest rate or to the fair value of the Company’s interest in the underlying collateral, less costs to sell, if the loan is collateral dependent. For impaired loans, interest income is recognized on a cash basis, unless the Company determines based on the loan to estimated fair value ratio the loan should be on the cost recovery method, and any cash payments received would then be reflected as a reduction of principal. Interest income recognition is recommenced if and when the impaired loan becomes contractually current and performance is demonstrated to be resumed. During the year ended December 31, 2013, the Company received partial payment of $1.0 million on a note receivable that was previously impaired and accordingly the allowance for loan losses of $0.1 million was written off. The Company had one note receivable totaling $3.8 million (including $0.1 million in accrued interest) at December 31, 2014 that was impaired due to the inability of the borrower to meet its contractual obligations. Interest income of $84 thousand was recognized on this note for the year ended December 31, 2014 and related to the period before the note was impaired. Management of the Company evaluated the fair value of the underlying collateral of the note and concluded that a loan loss reserve for its full value of $3.8 million was necessary at December 31, 2014. During the year ended December 31, 2015, the Company wrote off $3.8 million of this previously impaired and fully reserved note receivable.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Income Taxes
The Company operates in a manner intended to qualify as a REIT under the Internal Revenue Code (the Code). A REIT that distributes at least 90% of its taxable income to its shareholders each year and which meets certain other conditions is not taxed on that portion of its taxable income which is distributed to its shareholders. The Company intends to continue to qualify as a REIT and distribute substantially all of its taxable income to its shareholders.

The Company owns certain real estate assets which are subject to income tax in Canada.  Prior to December 31, 2013, a full valuation allowance had been recorded on the net Canadian deferred tax assets as there was no assurance that the Canadian operations would generate taxable income in the future. Due to tax law changes occurring in the fourth quarter of 2013 related primarily to limitations on the deductibility of intercompany interest expense, the Company's Canadian operations generated taxable income during both the years ended December 31, 2015 and 2014 and the Company expects to continue to generate taxable income from its Canadian operations going forward. For the year ended December 31, 2013, the Company reassessed the need for a valuation allowance, and reversed its valuation allowance associated with the net Canadian deferred tax assets and recorded an income tax benefit of $14.8 million. At December 31, 2015, the net Canadian deferred tax assets totaled $10.9 million and the temporary differences between income for financial reporting purposes and taxable income for the Canadian operations relate primarily to depreciation and straight line rents.

The Company has certain taxable REIT subsidiaries, as permitted under the Code, through which it conducts certain business activities and are subject to federal and state income taxes on their net taxable income. One of the taxable REIT subsidiaries holds four unconsolidated joint ventures located in China.  The Company records these investments using the equity method; therefore the income reported by the Company is net of income tax paid to the Chinese authorities.  In addition, the company is liable for withholding taxes associated with the current and future repatriation of earnings of the China joint ventures. At December 31, 2015, the amount of this future liability was approximately $158 thousand and represented withholding taxes on 2015 earnings. Additionally, the Company paid $54 thousand in withholding taxes during the year ended December 31, 2015 that related to 2014 earnings repatriated during 2015. In addition to historical net operating loss carryovers, temporary differences between income for financial reporting purposes and taxable income for the taxable REIT subsidiaries relate primarily to timing differences from when the foreign income is recognized.

As of December 31, 2015 and 2014, respectively, the Canadian operations and the taxable REIT subsidiaries had deferred tax assets totaling approximately $16.5 million and $18.7 million and deferred tax liabilities totaling approximately $3.8 million and $4.4 million.  As there is no assurance that the taxable REIT subsidiaries will generate taxable income in the future beyond the reversal of temporary taxable differences, the deferred tax assets and liabilities have been offset by a valuation allowance at December 31, 2015 and 2014. The Company’s consolidated deferred tax position is summarized as follows:

	2015	2014
Fixed assets	$13,791	$15,720
Net operating losses	2,249	2,880
Other	412	90
Less Valuation allowance	(1,779)	(2,391)
Total deferred tax assets	$14,673	$16,299

Straight line receivable	$(2,731)	$(3,594)
Other	(1,072)	(850)
Total deferred tax liabilities	$(3,803)	$(4,444)

Net deferred tax asset	$10,870	$11,855

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Deferred tax assets for which no valuation allowance has been established could be recognized for financial reporting purposes in future periods if the taxable REIT subsidiaries generate sufficient taxable income.

Additionally, during the years ended December 31, 2015 and 2014, the Company recognized current income and withholding tax expense of $1.6 million and $2.1 million, respectively, primarily related to certain state income taxes and foreign withholding tax. The table below details the current and deferred income tax benefit (expense) for the years ended December 31, 2015, 2014 and 2013 (in thousands):

	2015	2014	2013
Current state income tax expense	$(899)	$(579)	$(522)
Current foreign income tax	431	(493)	—
Current foreign withholding tax	(1,107)	(1,040)	—
Deferred foreign withholding tax	(43)	(320)	(89)
Deferred income tax benefit (expense)	1,136	(1,796)	14,787
Income tax benefit (expense)	$(482)	$(4,228)	$14,176

The Company's effective tax rate for the years ended December 31, 2015 and 2014 was 0.2% and 2.3%, respectively. The differences between the income tax benefit (expense) calculated at the statutory U.S. federal income tax rates of 35% and the actual income tax benefit (expense) recorded for continuing operations is mostly attributable to the dividends paid deduction available for REITs.

Furthermore, the Company qualified as a REIT and distributed the necessary amount of taxable income such that no current U.S. federal income taxes were due for the years ended December 31, 2015, 2014 and 2013. Accordingly, no provision for current U.S. federal income taxes was recorded for any of those years.  If the Company fails to qualify as a REIT in any taxable year, without the benefit of certain provisions, it will be subject to federal and state income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company is subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed taxable income. Tax years 2012 through 2015 remain generally open to examination for U.S. federal income tax and state tax purposes and from 2011 through 2015 for Canadian income tax purposes.

The Company’s policy is to recognize interest and penalties as general and administrative expense.  In 2015, approximately $65 thousand in interest and penalties related to a state audit were recognized. In 2014, the Company did not recognize any expense related to interest and penalties. The Company did not have any accrued interest and penalties at December 31, 2015 or December 31, 2014.

Concentrations of Risk
American Multi-Cinema, Inc. (AMC) was the lessee of a substantial portion (25%) of the megaplex theatre rental properties held by the Company at December 31, 2015 as a result of a series of sale leaseback transactions pertaining to AMC megaplex theatres. A substantial portion of the Company’s total revenues (approximately $86.1 million or 20%, $87.4 million or 23% and $85.1 million or 25%, for the years ended December 31, 2015, 2014 and 2013, respectively) results from the revenue from AMC under the leases, or from its parent, AMC Entertainment, Inc. (AMCE), as the guarantor of AMC’s obligations under the leases. AMCE is wholly owned by AMC Entertainment Holdings, Inc. (AMCEH). AMCEH is a publicly held company (NYSE: AMC) and its consolidated financial information is publicly available as www.sec.gov.

For the years ended December 31, 2015, 2014 and 2013, approximately $33.7 million or 8%, and $40.2 million or 10%, and $42.3 million or 12%, respectively, of total revenue was derived from the Company's four entertainment retail centers in Ontario, Canada. The Company's wholly owned subsidiaries that hold the four Canadian entertainment retail centers represent approximately $169.7 million or 8% and $200.4 million or 10%, respectively, of the Company's net assets as of December 31, 2015 and 2014.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Cash Equivalents
Cash equivalents include bank demand deposits and shares of highly liquid institutional money market mutual funds for which cost approximates market value.

Restricted Cash
Restricted cash represents cash held for a borrower’s debt service reserve for mortgage notes receivable, deposits required in connection with debt service, and payment of real estate taxes and capital improvements.

Share-Based Compensation
Share-based compensation to employees of the Company is granted pursuant to the Company's Annual Incentive Program and Long-Term Incentive Plan. Share-based compensation to non-employee Trustees of the Company is granted pursuant to the Company's Trustee compensation program and shares are issued under the 2007 Equity Incentive Plan.

Share based compensation expense consists of share option expense, amortization of nonvested share grants, and amortization of share units issued to non-employee Trustees for payment of their annual retainers. Share based compensation is included in general and administrative expense in the accompanying consolidated statements of income, and totaled $8.5 million, $8.9 million and $6.5 million for the years ended December 31, 2015, 2014 and 2013, respectively. Share-based compensation included in retirement severance expense in the accompanying consolidated statements of income totaled $6.4 million for the year ended December 31, 2015 and related to the retirement of the Company's former President and Chief Executive Officer.

Share Options
Share options are granted to employees pursuant to the Long-Term Incentive Plan. The fair value of share options granted is estimated at the date of grant using the Black-Scholes option pricing model. Share options granted to employees vest over a period of four years and share option expense for these options is recognized on a straight-line basis over the vesting period. Expense recognized related to share options and included in general and administrative expense in the accompanying consolidated statement of income was $1.1 million, $1.4 million and $0.9 million for the years ended December 31, 2015, 2014 and 2013, respectively. Expense recognized related to share options and included in retirement severance expense in the accompanying consolidated statements of income was $1.4 million for the year ended December 31, 2015 and related to the retirement of the Company's former President and Chief Executive Officer.

Nonvested Shares Issued to Employees
The Company grants nonvested shares to employees pursuant to both the Annual Incentive Program and the Long-Term Incentive Plan. The Company amortizes the expense related to the nonvested shares awarded to employees under the Long-Term Incentive Plan and the premium awarded under the nonvested share alternative of the Annual Incentive Program on a straight-line basis over the future vesting period (three to four years). Expense recognized related to nonvested shares and included in general and administrative expense in the accompanying consolidated statements of income was $6.3 million, $6.5 million and $4.8 million for the years ended December 31, 2015, 2014 and 2013, respectively. Expense related to nonvested shares and included in retirement severance expense in the accompanying consolidated statements of income was $5.0 million for the year ended December 31, 2015 and related to the retirement of the Company's former President and Chief Executive Officer.

Restricted Share Units Issued to Non-Employee Trustees
The Company issues restricted share units to non-employee Trustees for payment of their annual retainers. The fair value of the share units granted was based on the share price at the date of grant. The share units vest upon the earlier of the day preceding the next annual meeting of shareholders or a change of control. The settlement date for the shares is selected by the non-employee Trustee, and ranges from one year from the grant date to upon termination of service. This expense was amortized by the Company on a straight-line basis over the year of service by the non-employee Trustees. Total expense recognized related to shares issued to non-employee Trustees was $1.0 million, $1.1 million and $828 thousand for the years ended December 31, 2015, 2014 and 2013, respectively.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Foreign Currency Translation
The Company accounts for the operations of its Canadian properties and mortgage note (prior to pay-off) in Canadian dollars. The assets and liabilities related to the Company’s Canadian properties and mortgage note are translated into U.S. dollars at current exchange rates; revenues and expenses are translated at average exchange rates. Resulting translation adjustments are recorded as a separate component of comprehensive income.

Derivative Instruments
The Company has acquired certain derivative instruments to reduce exposure to fluctuations in foreign currency exchange rates and variable interest rates. The Company has established policies and procedures for risk assessment and the approval, reporting and monitoring of derivative financial instrument activities. These derivatives consist of foreign currency forward contracts, cross currency swaps and interest rate swaps.

The Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

The Company's policy is to measure the credit risk of its derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio.

3. Rental Properties
The following table summarizes the carrying amounts of rental properties as of December 31, 2015 and 2014 (in thousands):

	2015	2014
Buildings and improvements	$2,837,611	$2,273,430
Furniture, fixtures & equipment	34,423	25,922
Land	687,468	617,842
	3,559,502	2,917,194
Accumulated depreciation	(534,303)	(465,660)
Total	$3,025,199	$2,451,534
Depreciation expense on rental properties was $85.9 million, $63.0 million and $50.7 million for the years ended December 31, 2015, 2014 and 2013, respectively.

On August 1, 2015, per the terms of the mortgage note agreement, the borrower for Camelback Mountain Resort exercised its option to convert the mortgage note agreement to a lease agreement. As a result, the Company recorded the carrying value of its investment into rental property, which approximated the fair value of the property on the conversion date. There was no gain or loss recognized on this transaction. The property is leased pursuant to a triple net lease with a 20-year term.

On April 21, 2014, the Company acquired 100% of an entity that owns 11 theatre properties in seven states for a total purchase price of approximately $117.7 million. As a part of this transaction, the Company assumed a mortgage loan of $90.3 million, which was booked at fair value on the date of the acquisition and a note payable of $1.9 million, for

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

which the carrying value approximated market value on the date of acquisition. See Note 10 for further details regarding these loans. The theatre properties are leased on a triple net basis under a master lease agreement to a subsidiary of Regal Cinemas, Inc. with the tenant responsible for all taxes, costs and expenses arising from the use or operation of the properties. The remaining initial lease term is approximately 13 years. On the acquisition date, the Company recorded the following in the consolidated balance sheet: $123.7 million to rental properties, $3.3 million to other assets (for in-place leases) and $101.5 million to debt. Proforma financial information for this acquisition has been omitted as the effects of the acquisition are not material to the consolidated financial statements. Acquisition related costs in connection with this acquisition of $0.5 million were expensed as incurred during the year ended December 31, 2014.

During the year ended December 31, 2013, the Company sold five winery and vineyard properties located in California. The total proceeds for these sales were $49.8 million and the Company recognized a net gain of $4.3 million. In consideration for one of these properties, the Company received $1.0 million in cash and a mortgage note receivable of $2.5 million, due in November 2016. As further detailed in Note 18, the results of operations of these properties have been classified within discontinued operations.

During the year ended December 31, 2014, the Company sold one winery located in Washington and one vineyard located in California. The total net proceeds for these sales were $8.0 million and the Company recognized a gain of $0.9 million. Additionally, during the year ended December 31, 2014, the Company sold three land parcels for net proceeds of $4.1 million and the Company recognized a gain of $0.3 million. The results of operations of these properties have not been classified within discontinued operations.

On January 27, 2015, the Company completed the sale of a theatre located in Los Angeles, California for net proceeds of $42.7 million and recognized a gain on sale of $23.7 million. In addition, during the year ended December 31, 2015, the Company sold a land parcel adjacent to one of its public charter school investments for net proceeds of $1.1 million and recognized a gain of $0.2 million and sold two land parcels adjacent to its megaplex theatre properties for net proceeds of $2.9 million and recognized a loss of $0.1 million. The results of operations of these properties have not been classified within discontinued operations.

4. Accounts Receivable, Net
The following table summarizes the carrying amounts of accounts receivable, net as of December 31, 2015 and 2014 (in thousands):

	2015	2014
Receivable from tenants	$9,999	$6,705
Receivable from non-tenants	353	602
Straight-line rent receivable	52,336	41,529
Allowance for doubtful accounts	(3,587)	(1,554)
Total	$59,101	$47,282

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

5. Investment in Mortgage Notes

Investment in mortgage notes, including related accrued interest receivable, at December 31, 2015 and 2014 consists of the following (in thousands):

		2015	2014
(1)	Mortgage note, 10.00%, borrower exercised conversion option on August 1, 2015	—	70,114
(2)	Mortgage note, 9.00%, paid October 1, 2015	—	1,164
(3)	Mortgage note and related accrued interest receivable, 10.00%, paid November 10, 2015	—	2,521
(4)	Mortgage note and related accrued interest receivable, 9.00%, due March 31, 2016	1,257	1,149
(5)	Mortgage note, 5.50%, due November 1, 2016	2,500	2,500
(6)	Mortgage note receivable and related accrued interest receivable, 9.00%, due March 11, 2017	1,454	—
(7)	Mortgage notes and related accrued interest receivable, 7.00% and 10.00%, due May 1, 2019	164,543	191,116
(8)	Mortgage note and related accrued interest receivable, 10.65%, due June 28, 2032	36,032	36,032
(9)	Mortgage note and related accrued interest receivable, 9.50%, due September 1, 2032	19,944	19,795
(10)	Mortgage note and related accrued interest receivable, 10.25%, due October 31, 2032	22,188	22,188
(11)	Mortgage note and related accrued interest receivable, 9.00%, due December 31, 2032	5,469	5,598
(12)	Mortgage notes and related accrued interest receivable, 9.50%, due April 30, 2033	30,680	28,788
(13)	Mortgage note and related accrued interest receivable, 10.25%, due June 30, 2033	3,488	3,471
(14)	Mortgage note, 11.31%, due July 1, 2033	12,781	13,005
(15)	Mortgage note and related accrued interest receivable, 8.50%, due June 30, 2034	4,900	4,870
(16)	Mortgage note and related accrued interest receivable, 9.50%, due August 31, 2034	12,392	12,082
(17)	Mortgage note and related accrued interest receivable, 11.10%, due December 1, 2034	51,450	51,450
(18)	Mortgage notes, 10.13%, due December 1, 2034	37,562	37,562
(19)	Mortgage notes, 10.40%, due December 1, 2034	4,550	4,550
(20)	Mortgage note and related accrued interest receivable, 10.25%, due July 1, 2036	9,147	—
(21)	Mortgage note and related accrued interest receivable, 9.75%, due October 1, 2036	3,443	—
	Total mortgage notes and related accrued interest receivable	$423,780	$507,955

(1) The Company's first mortgage loan agreement with CBK Lodge, LP and CBH20, LP was secured by development land and improvements adjacent to the Company's Camelback Mountain Resort. On August 1, 2015, per the terms of the mortgage note agreement, the borrower exercised its option to convert the mortgage note agreement to a 20-year tripe net lease agreement. As a result, the Company recorded the carrying value of the investment into rental property, which approximated the fair value of the property on the conversion date. There was no gain or loss recognized on this transaction.

(2) The Company's first mortgage loan agreement with American Charter Development that was secured by approximately 56 acres of land located in Arizona City, Arizona was paid on October 1, 2015.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

(3) The Company's mortgage loan agreement with Carneros Vintners, Inc. that was secured by approximately 20 acres of land and a custom crush facility was paid on November 10, 2015.

(4) The Company's first mortgage loan agreement with HighMark Land, LLC is secured by approximately 20 acres of land located in Lincoln, California. The note requires accrued interest and principal to be paid at maturity.

(5) The Company's mortgage loan agreement with Alko Ranch, LLC is secured by approximately 159 acres of land and a winery facility. The note requires monthly interest payments.

(6) The Company's first mortgage loan agreement with LBE Investments, Ltd. is secured by approximately 12 acres of land located in Queen Creek, Arizona. The note requires accrued interest and principal to be paid at maturity.

(7) The Company’s mortgage loan agreements with SVVI, LLC (SVVI) are secured by one waterpark and adjacent land in Kansas City, Kansas as well as two other waterparks located in New Braunfels and South Padre Island, Texas. The mortgage notes have cross-default and cross-collateral provisions. Pursuant to the mortgage on the Texas properties, only a seasonal line of credit secured by the Texas parks totaling not more than $9.0 million at any time ranks superior to the Company’s collateral position. The note accrues monthly interest payments and SVVI is required to fund a debt service reserve for off-season interest payments (those due from September to May). The reserve is to be funded by equal monthly installments during the months of June, July and August. Monthly interest payments are transferred to the Company from this debt service reserve. The mortgage loan agreements also contain certain participating interest and note pay-down provisions. During the years ended December 31, 2015, 2014 and 2013, the Company recognized $1.5 million, $1.4 million and $923 thousand of participating interest income, respectively. SVV I, LLC is a VIE, but it was determined that the Company was not the primary beneficiary of this VIE. The Company’s maximum exposure to loss associated with SVVI, LLC is limited to the Company’s outstanding mortgage note and related accrued interest receivable. On October 13, 2015, the Company received a partial pay-down of $45.0 million. Per the terms of the mortgage notes receivable, half of this amount pays back advances plus accrued interest and the other half, or approximately $22.5 million, further reduces the note balance but has no impact on the interest income the Company was previously receiving.

(8) The Company's first mortgage loan agreement with Montparnasse 56 USA is secured by the observation deck of the John Hancock building in Chicago, Illinois. This note requires monthly interest payments.

(9) The Company's first mortgage loan agreement with Basis Schools, Inc. is secured by a public charter school and the underlying land located in Washington D.C. Subsequent to December 31, 2015, the note was prepaid on January 5, 2016. In connection with the full payoff of this note, the Company received a prepayment fee of $3.6 million.

(10) The Company's first mortgage loan agreement with Fiber Mills, LLC and Music Factory Condominiums, LLC is secured by the North Carolina Music Factory located in Charlotte, North Carolina which is an existing entertainment retail center that includes live performance and other dining and entertainment tenants. Subsequent to December 31, 2015, this note was amended and restated. The amended note bears interest at 9.75% and requires monthly interest payments. In conjunction with the amendment, the Company funded an additional $21.8 million.

(11) The Company's first mortgage loan agreement with LBE Investments, Ltd. is secured by a charter school property located in Queen Creek, Arizona. The note is fully amortizing and requires monthly principal and interest payments of $52 thousand.

(12) The Company's first mortgage loan agreements with LBE Investments, Ltd. are secured by three charter school properties located in Gilbert and Queen Creek, Arizona. The notes bear interest beginning at 9.50% with increases of 0.50% every five years. The notes are fully amortizing and require monthly payments of principal and interest. The notes have an effective interest rate of approximately 9.50%, which is net of a 2% servicer fee to HighMark.

(13) The Company's first mortgage loan agreement with UME Preparatory Academy is secured by approximately 28 acres of land and a public charter school property located in Dallas, Texas. The note bears interest beginning at 10.25%

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

with increases of 0.50% every five years and requires monthly interest payments. The note has an effective interest rate of approximately 9.90%, which is net of a 2% servicer fee to HighMark.

(14) The Company's first mortgage loan agreement with Topgolf USA Austin is secured by a golf entertainment complex located in Austin, Texas. The note is fully amortizing and requires monthly principal and interest payments of $141 thousand.

(15) The Company's first mortgage loan agreement with 169 Jenks is secured by a public charter school property located in St. Paul, Minnesota. The note bears interest beginning at 8.50% which increases annually based on a formula of the rate multiplied by 1.025%. The note requires monthly interest payments.

(16) The Company's first mortgage loan agreement with Beloved Community Charter School, Inc. is secured by a charter school property located in Jersey City, New Jersey. The note bears interest beginning at 9.50% with increases of 0.50% every five years and requires monthly interest payments. The note has an effective interest rate of approximately 9.50%, which is net of a 2% servicer fee to HighMark.

(17) The Company's first mortgage loan agreement with Peak Resorts, Inc. (Peak) is secured by one metro ski park located in Vermont. Mount Snow is approximately 588 acres and is located in both West Dover and Wilmington, Vermont. On December 2, 2014, this note was amended and restated to extend the maturity date to December 1, 2034. The note requires monthly interest payments and Peak is required to fund a debt service reserve for off-season interest payments (those due from April to December).  The reserve is to be funded by equal monthly installments during the months of January, February and March. Monthly interest payments are transferred to the Company from this debt service reserve. Annually, this interest rate increases based on a formula dependent in part on increases in the CPI.

(18) The Company's first mortgage loan agreements with Peak are secured by four metro ski parks located in Ohio and Pennsylvania with a total of approximately 510 acres. On December 2, 2014, these notes were amended and restated to extend the maturity date to December 1, 2034. The notes require monthly interest payments and Peak is required to fund a debt service reserve for off-season interest payments (those due from April to December). The reserve is to be funded by equal monthly installments during the months of January, February and March. Monthly interest payments are transferred to the Company from this debt service reserve. Annually, this interest rate increases based on a formula dependent in part on increases in the CPI.

(19) The Company's first mortgage loan agreement with Peak is secured by a metro ski park located in Chesterland, Ohio with approximately 135 acres. On December 2, 2014, this note was amended and restated to extend the maturity date to December 1, 2034. The note requires monthly interest payments and Peak is required to fund a debt service reserve for off-season interest payments (those due from April to December). The reserve is to be funded by equal monthly installments during the months of January, February and March. Monthly interest payments are transferred to the Company from this debt service reserve. Annually, this interest rate increases based on a formula dependent in part on increases in the CPI.

(20) The Company's first mortgage loan agreement with Topgolf USA Midvale, LLC is secured by a golf entertainment complex located in Midvale, Utah. The note requires monthly interest payments.

(21) The Company's first mortgage loan agreement with Topgolf USA West Chester, LLC is secured by a golf entertainment complex located in West Chester, Ohio. The note requires monthly interest payments.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Principal payments and related accrued interest due on mortgage notes receivable subsequent to December 31, 2015 are as follows (in thousands):

Amount
Year:
2016	$5,960
2017	2,268
2018	902
2019	165,546
2020	1,112
Thereafter	247,992
Total	$423,780

6. Investment in a Direct Financing Lease

The Company’s investment in a direct financing lease relates to the Company’s master lease of 21 public charter school properties as of December 31, 2015 and 23 public charter school properties as of December 31, 2014, with affiliates of Imagine Schools, Inc. (Imagine). Investment in a direct financing lease, net represents estimated unguaranteed residual values of leased assets and net unpaid rentals, less related deferred income. The following table summarizes the carrying amounts of investment in a direct financing lease, net as of December 31, 2015 and 2014 (in thousands):

	2015	2014
Total minimum lease payments receivable	$439,646	$487,275
Estimated unguaranteed residual value of leased assets	162,669	172,880
Less deferred income (1)	(411,435)	(460,823)
Investment in a direct financing lease, net	$190,880	$199,332

(1) Deferred income is net of $1.4 million and $1.5 million of initial direct costs at December 31, 2015 and 2014, respectively.

Additionally, the Company has determined that no allowance for losses was necessary at December 31, 2015 and 2014.

On May 17, 2013, per the terms of the master lease of public charter schools with Imagine, the Company exchanged three St. Louis, Missouri schools for one located in Columbus, Ohio, one located in Dayton, Ohio and another located in Toledo, Ohio. In conjunction with this exchange, the Company completed the acquisition of a public charter school in Columbia, South Carolina for $3.3 million that is leased under the master lease to Imagine. Additionally, on October 31, 2013, the Company exchanged one St. Louis, Missouri school for one located in Columbus, Ohio. There was no impact on the Company's investment in direct financing lease as a result of these exchanges.

On April 2, 2014, the Company completed the sale of four public charter school properties located in Florida and previously leased to Imagine for net proceeds of $46.1 million. Accordingly, the Company reduced its investment in a direct financing lease, net, by $45.9 million which included $41.5 million in original acquisition cost. A gain of $0.2 million was recognized during the year ended December 31, 2014.

On May 21, 2015, the Company completed the sale of one public charter school property located in Pennsylvania and previously leased to Imagine for net proceeds of $4.7 million. Accordingly, the Company reduced its net investment in a direct financing lease, net by $4.7 million which included $4.1 million in original acquisition costs. There was no gain or loss recognized on this sale.

On June 30, 2015, the Company terminated a portion of its master lease with Imagine related to one public charter school property located in Ohio. The property was subsequently leased to another operator pursuant to a long-term

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

triple net lease agreement that is classified as an operating lease. There was no gain or loss recognized on this lease termination.

The Company’s direct financing lease has expiration dates ranging from approximately 16 to 19 years. Future minimum rentals receivable on this direct financing lease at December 31, 2015 are as follows (in thousands):

Amount
Year:
2016	$19,787
2017	20,380
2018	20,992
2019	21,621
2020	22,270
Thereafter	334,596
Total	$439,646

7. Unconsolidated Real Estate Joint Ventures

On October 8, 2013, the Company purchased from its partner, Atlantic of Hamburg, Germany (Atlantic), its interests in two unconsolidated real estate joint ventures, Atlantic-EPR I and Atlantic-EPR II. The Company previously accounted for its investment in these joint ventures under the equity method of accounting. The Company paid cash consideration of $18.6 million in exchange for Atlantic's interests. The Company had previously made loans to the entities that held the underlying assets in the Atlantic-EPR joint ventures totaling $33.1 million. During the year ended December 31, 2013, the Company recognized a gain on its previously held equity interest of $4.9 million from the fair value adjustment associated with the Company's original ownership due to a change in control. Additionally, the Company recognized a gain on acquisition of $3.2 million.

The Company recognized income of $505 thousand and received distributions of $646 thousand during 2013, from its equity investments in the Atlantic-EPR I and Atlantic-EPR II joint ventures. Condensed consolidated financial information for Atlantic-EPR I and Atlantic-EPR II is as follows as of and for the period ended October 8, 2013 (in thousands):

2013
Rental properties, net	$44,644
Cash	512
Atlantic-EPR II mortgage note payable to EPR (1)	11,796
Atlantic-EPR I mortgage note payable to EPR (1)	21,293
Partners’ equity	18,372
Rental revenue	4,373
Net income	1,430
(1) Atlantic-EPR I and Atlantic-EPR II mortgage notes payable to the Company were settled with the Company's acquisition of Atlantic's interests in each of these joint ventures on October 8, 2013.

In addition, as of December 31, 2015 and 2014 the Company had invested $6.2 million and $5.7 million, respectively, in unconsolidated joint ventures for three theatre projects located in China. The Company recognized income of $969 thousand, $1.3 million and $893 thousand from its investment in these joint ventures for the years ended December 31, 2015, 2014 and 2013, respectively. The Company also received distributions from these joint ventures of $540 thousand, $810 thousand and $339 thousand during the years ended December 31, 2015, 2014 and 2013, respectively.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

8. Debt

Debt at December 31, 2015 and 2014 consists of the following (in thousands):

		2015	2014
(1)	Mortgage note payable, 5.56%, paid in full on March 6, 2015	$—	$30,508
(2)	Mortgage note payable, 5.39%, paid in full on July 31, 2015	—	4,960
(3)	Mortgage notes payable, 5.77%, paid in full on August 6, 2015	—	62,842
(4)	Mortgage notes payable, 5.84%, paid in full on December 7, 2015	—	35,515
(5)	Note payable, 2.50%, due April 21, 2016	1,850	1,850
(6)	Mortgage notes payable, 6.37%, due June 1, 2016	24,754	25,607
(7)	Mortgage notes payable, 6.10%, due October 1, 2016	22,235	23,000
(8)	Mortgage notes payable, 6.02%, due October 6, 2016	16,738	17,319
(9)	Mortgage note payable, 6.06%, due March 1, 2017	9,381	9,693
(10)	Mortgage note payable, 6.07%, due April 6, 2017	9,667	9,985
(11)	Mortgage notes payable, 5.73%-5.95%, due May 1, 2017	31,603	32,662
(12)	Mortgage notes payable, 4.00%, due July 6, 2017	93,616	97,248
(13)	Mortgage note payable, 5.29%, due July 8, 2017	3,455	3,604
(14)	Mortgage notes payable, 5.86% due August 1, 2017	22,931	23,681
(15)	Mortgage note payable, 6.19%, due February 1, 2018	13,171	13,849
(16)	Mortgage note payable, 7.37%, due July 15, 2018	4,813	6,205
(17)	Unsecured revolving variable rate credit facility, LIBOR + 1.25%, due April 24, 2019	196,000	62,000
(18)	Unsecured term loan payable, LIBOR + 1.40%, $300,000 fixed through interest rate swaps at a blended rate of 2.71% through April 5, 2019, due April 24, 2020	350,000	285,000
(19)	Senior unsecured notes payable, 7.75%, due July 15, 2020	250,000	250,000
(20)	Senior unsecured notes payable, 5.75%, due August 15, 2022	350,000	350,000
(21)	Senior unsecured notes payable, 5.25%, due July 15, 2023	275,000	275,000
(22)	Senior unsecured notes payable, 4.50%, due April 1, 2025	300,000	—
(23)	Bonds payable, variable rate, due October 1, 2037	24,995	24,995
	Less: deferred financing costs, net	(18,289)	(15,773)
	Total	$1,981,920	$1,629,750

(1) The Company’s mortgage note payable was prepaid in full on March 6, 2015 prior to its maturity date of June 5, 2015. The note was secured by one entertainment retail center.

(2) The Company's mortgage note payable was paid in full on July 31, 2015 prior to its maturity date of November 1, 2015. The note was secured by one theatre property.

(3) The Company’s mortgage notes payable were paid in full on August 6, 2015 prior to the maturity date of November 6, 2015. The notes were secured by six theatre properties.

(4) The Company’s mortgage notes payable were paid in full on December 7, 2015 prior to the maturity date of March 6, 2016. The notes were secured by two theatre properties.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

(5) On April 21, 2014, the Company assumed a note payable in conjunction with the acquisition of 11 theatre properties. The carrying value of the note approximated fair value on the date of acquisition. The note requires quarterly interest payments of approximately $12 thousand with principal payment due at maturity.

(6) The Company’s mortgage notes payable are secured by two theatre properties, which had a net book value of approximately $30.3 million at December 31, 2015. The notes had initial balances totaling $31.0 million and the monthly payments are based on a 25-year amortization schedule. The notes require monthly principal and interest payments totaling approximately $207 thousand with a final principal payment at maturity totaling approximately $24.4 million.

(7) The Company’s mortgage notes payable are secured by four theatre properties, which had a net book value of approximately $25.6 million at December 31, 2015. The notes had initial balances totaling $27.8 million and the monthly payments are based on a 25-year amortization schedule. The notes require monthly principal and interest payments totaling approximately $180 thousand with a final principal payment at maturity totaling approximately $21.6 million.

(8) The Company’s mortgage notes payable are secured by three theatre properties, which had a net book value of approximately $18.3 million at December 31, 2015. The notes had initial balances totaling $20.9 million and the monthly payments are based on a 25-year amortization schedule. The notes require monthly principal and interest payments totaling approximately $135 thousand with a final principal payment at maturity totaling approximately $16.2 million.

(9) The Company’s mortgage note payable is secured by one theatre property, which had a net book value of approximately $8.9 million at December 31, 2015. The note had an initial balance of $11.6 million and the monthly payments are based on a 25-year amortization schedule. The note requires monthly principal and interest payments of approximately $75 thousand with a final principal payment at maturity of approximately $9.0 million.

(10) The Company’s mortgage note payable is secured by one theatre property, which had a net book value of approximately $8.3 million at December 31, 2015. The note had an initial balance of $11.9 million and the monthly payments are based on a 30-year amortization schedule. The note requires monthly principal and interest payments of approximately $77 thousand with a final principal payment at maturity of approximately $9.2 million.

(11) The Company’s mortgage notes payable are secured by four theatre properties, which had a net book value of approximately $28.9 million at December 31, 2015. The notes had initial balances totaling $38.9 million and the monthly payments are based on a 25-year amortization schedule. The notes require monthly principal and interest payments totaling approximately $247 thousand with a final principal payment at maturity totaling approximately $30.0 million. The weighted average interest rate on these notes is 5.85%.

(12) On April 21, 2014, the Company assumed a mortgage note payable of $90.3 million in conjunction with the acquisition of 11 theatre properties. The mortgage note was recorded at fair value upon acquisition which was estimated to be $99.6 million. The fair value of this mortgage note was determined by discounting the future cash flows of the mortgage note using an estimated current market rate of 4.00%. The mortgage note is secured by 11 theatre properties, which had a net book value of approximately $119.0 million at December 31, 2015. The monthly payments are based on a 10-year amortization schedule and the mortgage note requires monthly principal and interest payments of approximately $635 thousand with a final principal payment at maturity of approximately $85.1 million.

(13) On March 3, 2011, the Company assumed a mortgage note payable of $3.8 million in conjunction with the acquisition of a theatre property. The note was recorded at fair value upon acquisition which was estimated to be $4.1 million. The fair value of the note was determined by discounting the future cash flows of the note using an estimated current market rate of 5.29%. The note is secured by one theatre property, which had a net book value of approximately $8.1 million at December 31, 2015. The monthly payments are based on a 25-year amortization schedule and the note requires monthly principal and interest payments of approximately $28 thousand with a final principal payment at maturity of approximately $3.2 million.

(14) The Company’s mortgage notes payable due August 1, 2017 are secured by two theatre properties, which had a net book value of approximately $25.5 million at December 31, 2015. The notes had initial balances totaling $28.0

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

million and the monthly payments are based on a 25-year amortization schedule. The notes require monthly principal and interest payments totaling approximately $178 thousand with a final principal payment at maturity totaling approximately $21.7 million.

(15) The Company’s mortgage note payable due February 1, 2018 is secured by one theatre property which had a net book value of approximately $19.2 million at December 31, 2015. The mortgage loan had an initial balance of $17.5 million and the monthly payments are based on a 20-year amortization schedule. The note requires monthly principal and interest payments of approximately $127 thousand with a final principal payment at maturity of approximately $11.6 million.

(16) The Company’s mortgage note payable due July 15, 2018 is secured by one theatre property, which had a net book value of approximately $17.1 million at December 31, 2015. The note had an initial balance of $18.9 million and the monthly payments are based on a 20-year amortization schedule. The notes require monthly principal and interest payments of approximately $151 thousand with a final principal payment at maturity of approximately $843 thousand. On February 18, 2016, this loan was prepaid in full.

(17) The Company's unsecured revolving credit facility (the facility) bears interest at LIBOR plus 1.25%, which was 1.57% on December 31, 2015. Interest is payable monthly. On April 24, 2015, the Company amended, restated and combined its unsecured revolving credit and term loan facilities. The amendments to the unsecured revolving portion of the new credit facility, among other things, (i) increase the initial amount from $535.0 million to $650.0 million, (ii) extend the maturity date from July 23, 2017, to April 24, 2019 (with the Company having the same right as before to extend the loan for one additional year, subject to certain terms and conditions) and (iii) lower the interest rate and facility fee pricing based on a grid related to the Company's senior unsecured credit ratings which at closing was LIBOR plus 1.25% and 0.25%, respectively. In connection with the amendment, $243 thousand of deferred financing costs (net of accumulated amortization) were written off during the year ended December 31, 2015. As of December 31, 2015, the Company had $196.0 million outstanding under the facility and total availability under the revolving credit facility was $454.0 million. In addition, there is a $1.0 billion accordion feature on the combined unsecured revolving credit and term loan facility that increases the maximum borrowing amount available under the combined facility, subject to lender approval, from $1.0 billion to $2.0 billion.

(18) The Company's unsecured term loan payable bears interest at LIBOR plus 1.40%, which was 1.82% on December 31, 2015. Interest is payable monthly. On April 24, 2015, the Company amended, restated and combined its unsecured revolving credit and term loan facilities. The amendments to the unsecured term loan portion of the new facility, among other things, (i) increase the initial amount from $285.0 million to $350.0 million, (ii) extend the maturity date from July 23, 2018 to April 24, 2020 and (iii) lower the interest rate at all senior unsecured credit rating tiers which was LIBOR plus 1.40% at closing. In addition, there is a $1.0 billion accordion feature on the combined unsecured revolving credit and term loan facility that increases the maximum borrowing amount available under the combined facility, subject to lender approval, from $1.0 billion to $2.0 billion.

(19) On June 30, 2010, the Company issued $250.0 million in senior unsecured notes due on July 15, 2020. The notes bear interest at 7.75%. Interest is payable on July 15 and January 15 of each year beginning on January 15, 2011 until the stated maturity date of July 15, 2020. The notes were issued at 98.29% of their principal amount and are guaranteed by certain of the Company’s subsidiaries. The notes contain various covenants, including: (i) a limitation on incurrence of any debt that would cause the ratio of the Company’s debt to adjusted total assets to exceed 60%; (ii) a limitation on incurrence of any secured debt which would cause the ratio of the Company’s secured debt to adjusted total assets to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times; and (iv) the maintenance at all times of total unencumbered assets not less than 150% of the Company’s outstanding unsecured debt.

(20) On August 8, 2012, the Company issued $350.0 million in senior unsecured notes due on August 15, 2022. The notes bear interest at 5.75%. Interest is payable on February 15 and August 15 of each year beginning on February 15, 2013 until the stated maturity date of August 15, 2022. The notes were issued at 99.998% of their principal amount and are guaranteed by certain of the Company’s subsidiaries. The notes contain various covenants, including: (i) a limitation on incurrence of any debt that would cause the ratio of the Company’s debt to adjusted total assets to exceed 60%; (ii)

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

a limitation on incurrence of any secured debt which would cause the ratio of the Company’s secured debt to adjusted total assets to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times; and (iv) the maintenance at all times of total unencumbered assets not less than 150% of the Company’s outstanding unsecured debt.

(21) On June 18, 2013, the Company issued $275.0 million in senior unsecured notes due on July 15, 2023. The notes bear interest at 5.25%. Interest is payable on January 15 and July 15 of each year beginning on January 15, 2014 until the stated maturity date of July 15, 2023. The notes were issued at 99.546% of their principal amount and are guaranteed by certain of the Company’s subsidiaries. The notes contain various covenants, including: (i) a limitation on incurrence of any debt that would cause the ratio of the Company’s debt to adjusted total assets to exceed 60%; (ii) a limitation on incurrence of any secured debt which would cause the ratio of the Company’s secured debt to adjusted total assets to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times and (iv) the maintenance at all times of the Company's total unencumbered assets such that they are not less than 150% of the Company’s outstanding unsecured debt.

(22) On March 16, 2015, the Company issued $300.0 million in aggregate principal amount of senior notes due on April 1, 2025 pursuant to an underwritten public offering. The notes bear interest at an annual rate of 4.50%. Interest is payable on April 1 and October 1 of each year beginning on October 1, 2015 until the stated maturity date of April 1, 2025. The notes were issued at 99.638% of their face value and are unsecured and guaranteed by certain of the Company’s subsidiaries. The notes contain various covenants, including: (i) a limitation on incurrence of any debt which would cause the ratio of the Company’s debt to adjusted total assets to exceed 60%; (ii) a limitation on incurrence of any secured debt which would cause the ratio of the Company’s secured debt to adjusted total assets to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times and (iv) the maintenance at all times of the Company's total unencumbered assets such that they are not less than 150% of the Company’s outstanding unsecured debt.

(23) The Company’s bonds payable due October 1, 2037 are secured by three theatres, which had a net book value of approximately $22.5 million at December 31, 2015, and bear interest at a variable rate which resets on a weekly basis and was 0.01% at December 31, 2015. The bonds requires monthly interest only payments with principal due at maturity.

Certain of the Company’s debt agreements contain customary restrictive covenants related to financial and operating performance as well as certain cross-default provisions. The Company was in compliance with all financial covenants at December 31, 2015.

Principal payments due on long-term debt obligations subsequent to December 31, 2015 (without consideration of any extensions) are as follows (in thousands):

Amount
Year:
2016	$75,514
2017	165,319
2018	13,381
2019	196,000
2020	600,000
Thereafter	949,995
Less: deferred financing costs, net	(18,289)
Total	$1,981,920

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

The Company capitalizes a portion of interest costs as a component of property under development. The following is a summary of interest expense, net for the years ended December 31, 2015, 2014 and 2013 (in thousands):

	2015	2014	2013
Interest on loans	$92,140	$82,839	$78,292
Amortization of deferred financing costs	4,588	4,248	4,041
Credit facility and letter of credit fees	1,759	1,735	1,510
Interest cost capitalized	(18,547)	(7,525)	(2,763)
Interest income	(25)	(27)	(53)
Less: interest income of discontinued operations	—	—	29
Interest expense, net	$79,915	$81,270	$81,056

9. Variable Interest Entities

The Company’s variable interest in VIEs currently are in the form of equity ownership and loans provided by the Company to a VIE or other partner. The Company examines specific criteria and uses its judgment when determining if the Company is the primary beneficiary of a VIE. Factors considered in determining whether the Company is the primary beneficiary include risk and reward sharing, experience and financial condition of other partner(s), voting rights, involvement in day-to-day capital and operating decisions, representation on a VIE’s executive committee, existence of unilateral kick-out rights or voting rights, and level of economic disproportionality between the Company and the other partner(s).

Consolidated VIEs
As of December 31, 2015, the Company does not have any investments in consolidated VIEs.

Unconsolidated VIE
At December 31, 2015, the Company’s recorded investment in SVVI, a VIE that is unconsolidated, was $164.5 million. The Company’s maximum exposure to loss associated with SVVI is limited to the Company’s outstanding mortgage note of $164.5 million. While this entity is a VIE, the Company has determined that the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance is not held by the Company. For further discussion of this mortgage note, see Note 5.

10. Derivative Instruments

All derivatives are recognized at fair value in the consolidated balance sheets within the line items "Other assets" and "Accounts payable and accrued liabilities" as applicable. The Company's derivatives are subject to a master netting arrangement and the Company has elected not to offset its derivative position for purposes of balance sheet presentation and disclosure. The Company had derivative liabilities of $5.7 million and $5.1 million recorded in “Accounts payable and accrued liabilities” and derivative assets of $42.2 million and $14.8 million recorded in “Other assets” in the consolidated balance sheet at December 31, 2015 and 2014, respectively. Had the Company elected to offset derivatives in the consolidated balance sheet, the Company would have had derivative assets of approximately $42.2 million and derivative assets of $14.8 million that would have been offset against the respective derivative liabilities of $5.7 million and liabilities of $5.1 million, resulting in a net derivative asset of $36.5 million and $9.7 million (with no derivative liability) at December 31, 2015 and 2014, respectively.  The Company has not posted or received collateral with its derivative counterparties as of December 31, 2015 and 2014. See Note 11 for disclosures relating to the fair value of the derivative instruments as of December 31, 2015 and 2014.

Risk Management Objective of Using Derivatives
The Company is exposed to the effect of changes in foreign currency exchange rates and interest rates on its LIBOR based borrowings. The Company limits this risk by following established risk management policies and procedures including the use of derivatives. The Company’s objective in using derivatives is to add stability to reported earnings and to manage its exposure to foreign exchange and interest rate movements or other identified risks. To accomplish this objective, the Company primarily uses interest rate swaps, cross currency swaps and foreign currency forwards.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Cash Flow Hedges of Interest Rate Risk
The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements on its LIBOR based borrowings. To accomplish this objective, the Company currently uses interest rate swaps as its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

On January 5, 2012 the Company entered into three interest rate swap agreements to fix the interest rate on a $240.0 million term loan. These agreements have a combined outstanding notional amount of $240.0 million, a termination date of January 5, 2016 and provide a fixed rate on this debt of 2.51%. On September 6, 2013, the Company entered into three interest rate swap agreements to further fix the interest rate on $240.0 million of the unsecured term loan facility at 2.38% from January 5, 2016 to July 5, 2017.  On August 12, 2015, the Company entered into two interest rate swap agreements to fix the interest rate at 2.94% on an additional $60.0 million of the unsecured term loan facility from September 8, 2015 to July 5, 2017 and on $300.0 million of the unsecured term loan facility from July 6, 2017 to April 5, 2019.

The effective portion of changes in the fair value of interest rate derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income (AOCI) and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the years ending December 31, 2015, 2014 and 2013, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. No hedge ineffectiveness on cash flow hedges was recognized during the years ending December 31, 2015, 2014 and 2013.

Amounts reported in AOCI related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. As of December 31, 2015, the Company estimates that during the twelve months ending December 31, 2016, $4.6 million will be reclassified from AOCI to interest expense.

Cash Flow Hedges of Foreign Exchange Risk
The Company is exposed to foreign currency exchange risk against its functional currency, the U.S. dollar, on its four Canadian properties. The Company uses cross currency swaps and foreign currency forwards to mitigate its exposure to fluctuations in the CAD to U.S. dollar exchange rate on its Canadian properties. These foreign currency derivatives should hedge a significant portion of the Company's expected CAD denominated cash flow of the Canadian properties as their impact on the Company's cash flow when settled should move in the opposite direction of the exchange rates utilized to translate revenues and expenses of these properties.

At December 31, 2015, the Company’s cross-currency swaps had a fixed original notional value of $100.0 million CAD and $98.1 million U.S. The net effect of these swaps is to lock in an exchange rate of $1.05 CAD per U.S. dollar on approximately $13.5 million of annual CAD denominated cash flows on the properties through June 2018.

The effective portion of changes in the fair value of foreign currency derivatives designated and that qualify as cash flow hedges of foreign exchange risk is recorded in AOCI and subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. The ineffective portion of the change in fair value of the derivative, as well as amounts excluded from the assessment of hedge effectiveness, is recognized directly in earnings. No hedge ineffectiveness on foreign currency derivatives has been recognized for the years ended December 31, 2015, 2014 and 2013. As of December 31, 2015, the Company estimates that during the twelve months ending December 31, 2016, $3.1 million will be reclassified from AOCI to other income.

Net Investment Hedges
As discussed above, the Company is exposed to fluctuations in foreign exchange rates on its four Canadian properties. As such, the Company uses currency forward agreements to hedge its exposure to changes in foreign exchange rates. Currency forward agreements involve fixing the CAD to U.S. dollar exchange rate for delivery of a specified amount

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

of foreign currency on a specified date. The currency forward agreements are typically cash settled in U.S. dollars for their fair value at or close to their settlement date. In order to hedge the net investment in four of the Canadian properties, the Company entered into a forward contract with a fixed notional value of $100.0 million CAD and $94.3 million U.S. with a July 2018 settlement date. The exchange rate of this forward contract is approximately $1.06 CAD per U.S. dollar. Additionally, on February 28, 2014, the Company entered into a forward contract with a fixed notional value of $100.0 million CAD and $88.1 million U.S. with a July 2018 settlement date. The exchange rate of this forward contract is approximately $1.13 CAD per U.S. dollar. These forward contracts should hedge a significant portion of the Company’s CAD denominated net investment in these four centers through July 2018 as the impact on AOCI from marking the derivative to market should move in the opposite direction of the translation adjustment on the net assets of these four Canadian properties.

During the year ended December 31, 2014, the Company received $5.7 million of cash in connection with the settlement of a CAD to U.S. dollar currency forward agreement which was designated as a net investment hedge. The cash receipt has been reported as part of investing activity in the accompanying consolidated statement of cash flows. The corresponding change in value of the forward contract for the period from inception to the settlement date of $5.7 million is reported in AOCI as part of the cumulative translation adjustment. The $5.7 million gain will remain in AOCI and will be reclassified into earnings upon a sale or complete or substantially complete liquidation of the Company’s investment in its four Canadian properties.

For foreign currency derivatives designated as net investment hedges, the effective portion of changes in the fair value of the derivatives are reported in AOCI as part of the cumulative translation adjustment. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. No hedge ineffectiveness on net investment hedges has been recognized for the years ended December 31, 2015, 2014 and 2013. Amounts are reclassified out of AOCI into earnings when the hedged net investment is either sold or substantially liquidated.

Below is a summary of the effect of derivative instruments on the consolidated statements of changes in equity and income for the years ended December 31, 2015, 2014 and 2013:

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Effect of Derivative Instruments on the Consolidated Statements of Changes in Equity and Income for the Years Ended December 31, 2015, 2014 and 2013 (Dollars in thousands)

	Year Ended December 31,
Description	2015	2014	2013
Interest Rate Swaps
Amount of Loss Recognized in AOCI on Derivative (Effective Portion)	$(2,581)	$(2,458)	$(2,372)
Amount of Expense Reclassified from AOCI into Earnings (Effective Portion) (1)	(2,004)	(1,833)	(1,749)
Cross Currency Swaps
Amount of Gain Recognized in AOCI on Derivative (Effective Portion)	5,380	3,560	2,278
Amount of Income (Expense) Reclassified from AOCI into Earnings (Effective Portion) (2)	2,396	698	(160)
Currency Forward Agreements
Amount of Gain Recognized in AOCI on Derivative (Effective Portion)	24,359	11,600	8,092
Amount of Income Reclassified from AOCI into Earnings (Effective Portion) (2)	—	—	287
Total
Amount of Gain Recognized in AOCI on Derivative (Effective Portion)	$27,158	$12,702	$7,998
Amount of Gain (Expense) Reclassified from AOCI into Earnings (Effective Portion)	392	(1,135)	(1,622)

(1)	Included in “Interest expense, net” in accompanying consolidated statements of income.

(2)	Included in “Other expense” or "Other income" in the accompanying consolidated statements of income.

Credit-risk-related Contingent Features
The Company has agreements with each of its interest rate derivative counterparties that contain a provision where if the Company defaults on any of its obligations for borrowed money or credit in an amount exceeding $25.0 million and such default is not waived or cured within a specified period of time, including default where repayment of the indebtedness has not been accelerated by the lender, then the Company could also be declared in default on its interest rate derivative obligations.

As of December 31, 2015, the fair value of the Company’s derivatives in a liability position related to these agreements was $5.7 million. If the Company breached any of the contractual provisions of the derivative contracts, it would be required to settle its obligations under the agreements at their termination value of $5.8 million.

11. Fair Value Disclosures

The Company’s has certain financial instruments that are required to be measured under the FASB’s Fair Value Measurements and Disclosures guidance. The Company currently does not have any non-financial assets and non-financial liabilities that are required to be measured at fair value on a recurring basis.

As a basis for considering market participant assumptions in fair value measurements, the FASB’s Fair Value Measurements and Disclosures guidance establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). Level 1 inputs use quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

indirectly. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Derivative Financial Instruments
The Company uses interest rate swaps, foreign currency forwards and cross currency swaps to manage its interest rate and foreign currency risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves, foreign exchange rates, and implied volatilities. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts and the discounted expected variable cash payments. The variable cash payments are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees. In conjunction with the FASB's fair value measurement guidance, the Company made an accounting policy election to measure the credit risk of its derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives also use Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by itself and its counterparties. As of December 31, 2015, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives and therefore, has classified its derivatives as Level 2 within the fair value reporting hierarchy.

The table below presents the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2015 and 2014, aggregated by the level in the fair value hierarchy within which those measurements are classified and by derivative type.
Assets and Liabilities Measured at Fair Value on a Recurring Basis at December 31, 2015 and 2014 (Dollars in thousands)

Description	Quoted Prices in Active Markets for Identical Assets (Level I)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31,
2015:
Cross Currency Swaps*	$—	$7,575	$—	$7,575
Currency Forward Agreements*	$—	$34,587	$—	$34,587
Interest Rate Swap Agreements**	$—	$(5,674)	$—	$(5,674)
2014:
Cross Currency Swaps*	$—	$4,592	$—	$4,592
Currency Forward Agreements*	$—	$10,227	$—	$10,227
Interest Rate Swap Agreements**	$—	$(5,096)	$—	$(5,096)
*Included in "Other assets" in the accompanying consolidated balance sheet.
**Included in "Accounts payable and accrued liabilities" in the accompanying consolidated balance sheet.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Non-recurring fair value measurements
There were no non-recurring measurements during the years ended December 31, 2015 and 2014.

Fair Value of Financial Instruments
Management compares the carrying value and the estimated fair value of the Company’s financial instruments. The following methods and assumptions were used by the Company to estimate the fair value of each class of financial instruments at December 31, 2015 and 2014:

Mortgage notes receivable and related accrued interest receivable:
The fair value of the Company’s mortgage notes and related accrued interest receivable is estimated by discounting the future cash flows of each instrument using current market rates. At December 31, 2015, the Company had a carrying value of $423.8 million in fixed rate mortgage notes receivable outstanding, including related accrued interest, with a weighted average interest rate of approximately 9.36%. The fixed rate mortgage notes bear interest at rates of 5.50% to 11.31%. Discounting the future cash flows for fixed rate mortgage notes receivable using rates of 8.50% to 11.31%, management estimates the fair value of the fixed rate mortgage notes receivable to be $415.7 million with an estimated weighted average market rate of 10.05% at December 31, 2015.

At December 31, 2014, the Company had a carrying value of $508.0 million in fixed rate mortgage notes receivable outstanding, including related accrued interest, with a weighted average interest rate of approximately 9.07%. The fixed rate mortgage notes bear interest at rates of 5.50% to 11.31%. Discounting the future cash flows for fixed rate mortgage notes receivable using rates of 9.00% to 11.31%, management estimates the fair value of the fixed rate mortgage notes receivable to be approximately $488.8 million with an estimated weighted average market rate of 10.13% at December 31, 2014.

Investment in a direct financing lease, net:
The fair value of the Company’s investment in a direct financing lease as of December 31, 2015 and 2014 is estimated by discounting the future cash flows of the instrument using current market rates. At December 31, 2015 and 2014, the Company had an investment in a direct financing lease with a carrying value of $190.9 million and $199.3 million, respectively, and weighted average effective interest rate of 12.00% and 11.99%, respectively. The investment in direct financing lease bears interest at effective interest rates of 11.74% to 12.38%. The carrying value of the investment in a direct financing lease approximates the fair market value at December 31, 2015 and 2014.

Derivative instruments:
Derivative instruments are carried at their fair market value.

Debt instruments:
The fair value of the Company's debt as of December 31, 2015 and 2014 is estimated by discounting the future cash flows of each instrument using current market rates. At December 31, 2015, the Company had a carrying value of $571.0 million in variable rate debt outstanding with an average weighted interest rate of approximately 1.65%. The carrying value of the variable rate debt outstanding approximates the fair market value at December 31, 2015.

At December 31, 2014, the Company had a carrying value of $372.0 million in variable rate debt outstanding with an average weighted interest rate of approximately 1.57%. The carrying value of the variable rate debt outstanding approximates the fair market value at December 31, 2014.

As described in Note 8, at December 31, 2015 and 2014, $300.0 million and $240.0 million, respectively, of variable rate debt outstanding under the Company's unsecured term loan facility had been effectively converted to a fixed rate through April 5, 2019 by interest rate swap agreements.

At December 31, 2015, the Company had a carrying value of $1.43 billion in fixed rate debt outstanding with an average weighted interest rate of approximately 5.66%. Discounting the future cash flows for fixed rate debt

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

using rates of 3.33% to 4.94%, management estimates the fair value of the fixed rate debt to be approximately $1.55 billion with an estimated weighted average market rate of 4.28% at December 31, 2015.

At December 31, 2014, the Company had a carrying value of $1.27 billion in fixed rate debt outstanding with an average weighted interest rate of approximately 5.94%. Discounting the future cash flows for fixed rate debt using rates of 2.13% to 4.56%, management estimates the fair value of the fixed rate debt to be approximately $1.38 billion with an estimated market rate of 3.76% at December 31, 2014.

12. Common and Preferred Shares

Common Shares
The Board of Trustees declared cash dividends totaling $3.63 and $3.42 per common share for the years ended December 31, 2015 and 2014, respectively.

Of the total dividends calculated for tax purposes, the amounts characterized as ordinary income, return of capital and long-term capital gain for cash dividends paid per common share for the years ended December 31, 2015 and 2014 are as follows:

	2015	2014
Taxable ordinary income	$3.0674	$3.0364
Return of capital	0.5451	0.3619
Long-term capital gain	—	—
Unrecaptured Sec. 1250 Gain	—	—
Totals	$3.6125	$3.3983

On September 23, 2014, the Company issued 3,680,000 common shares in a registered public offering for total net proceeds, after the underwriting discount and offering expenses, of approximately $184.2 million. The net proceeds from the public offering were used to pay down the Company’s unsecured revolving credit facility.

During the year ended December 31, 2014, the Company issued an aggregate of 1,563,709 common shares under the direct share purchase component of its Dividend Reinvestment and Direct Share Purchase Plan (DSPP) for total net proceeds of $79.5 million.

During the year ended December 31, 2015, the Company issued an aggregate of 3,530,058 common shares under its DSPP for net proceeds of $190.3 million.

On January 21, 2016, the Company issued 2,250,000 common shares in a registered public offering for a total net proceeds, after the underwriting discount and offering expenses of approximately $125.0 million. The net proceeds from the public offering were used to pay down the Company's unsecured revolving credit facility.

Series C Convertible Preferred Shares
The Company has outstanding 5.4 million 5.75% Series C cumulative convertible preferred shares (Series C preferred shares). The Company will pay cumulative dividends on the Series C preferred shares from the date of original issuance in the amount of $1.4375 per share each year, which is equivalent to 5.75% of the $25 liquidation preference per share. Dividends on the Series C preferred shares are payable quarterly in arrears. The Company does not have the right to redeem the Series C preferred shares except in limited circumstances to preserve the Company’s REIT status. The Series C preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. As of December 31, 2015, the Series C preferred shares are convertible, at the holder’s option, into the Company’s common shares at a conversion rate of 0.3758 common shares per Series C preferred share, which is equivalent to a conversion price of $66.52 per common share. This conversion ratio may increase over time upon certain specified triggering events including if the Company’s common dividends per share exceeds a quarterly threshold of $0.6875.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Upon the occurrence of certain fundamental changes, the Company will under certain circumstances increase the conversion rate by a number of additional common shares or, in lieu thereof, may in certain circumstances elect to adjust the conversion rate upon the Series C preferred shares becoming convertible into shares of the public acquiring or surviving company.

The Company may, at its option, cause the Series C preferred shares to be automatically converted into that number of common shares that are issuable at the then prevailing conversion rate. The Company may exercise its conversion right only if, at certain times, the closing price of the Company’s common shares equals or exceeds 135% of the then prevailing conversion price of the Series C preferred shares.

Owners of the Series C preferred shares generally have no voting rights, except under certain dividend defaults. Upon conversion, the Company may choose to deliver the conversion value to the owners in cash, common shares, or a combination of cash and common shares.

The Board of Trustees declared cash dividends totaling $1.4375 per Series C preferred share for each of the years ended December 31, 2015 and 2014, respectively. The total amount of cash dividends paid per Series C preferred share of $1.4375 for the years ended December 31, 2015 and 2014 were characterized as taxable ordinary income.

Series E Convertible Preferred Shares
The Company has outstanding 3.5 million 9.00% Series E cumulative convertible preferred shares (Series E preferred shares). The Company will pay cumulative dividends on the Series E preferred shares from the date of original issuance in the amount of $2.25 per share each year, which is equivalent to 9.00% of the $25 liquidation preference per share. Dividends on the Series E preferred shares are payable quarterly in arrears. The Company does not have the right to redeem the Series E preferred shares except in limited circumstances to preserve the Company’s REIT status. The Series E preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. As of December 31, 2015, the Series E preferred shares are convertible, at the holder’s option, into the Company’s common shares at a conversion rate of 0.4573 common shares per Series E preferred share, which is equivalent to a conversion price of $54.67 per common share. This conversion ratio may increase over time upon certain specified triggering events including if the Company’s common dividends per share exceeds a quarterly threshold of $0.84.

Upon the occurrence of certain fundamental changes, the Company will under certain circumstances increase the conversion rate by a number of additional common shares or, in lieu thereof, may in certain circumstances elect to adjust the conversion rate upon the Series E preferred shares becoming convertible into shares of the public acquiring or surviving company.

The Company may, at its option, cause the Series E preferred shares to be automatically converted into that number of common shares that are issuable at the then prevailing conversion rate. The Company may exercise its conversion right only if, at certain times, the closing price of the Company’s common shares equals or exceeds 150% of the then prevailing conversion price of the Series E preferred shares.

Owners of the Series E preferred shares generally have no voting rights, except under certain dividend defaults. Upon conversion, the Company may choose to deliver the conversion value to the owners in cash, common shares, or a combination of cash and common shares.

The Board of Trustees declared cash dividends totaling $2.25 per Series E preferred share for the years ended December 31, 2015 and 2014. The total amount of cash dividends paid per Series E preferred share of $2.25 for each of the years ended December 31, 2015 and 2014 were characterized as taxable ordinary income.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Series F Preferred Shares
The Company has outstanding 5.0 million shares of 6.625% Series F cumulative redeemable preferred shares (Series F preferred shares). The Company will pay cumulative dividends on the Series F preferred shares from the date of original issuance in the amount of $1.65625 per share each year, which is equivalent to 6.625% of the $25.00 liquidation preference per share. Dividends on the Series F preferred shares are payable quarterly in arrears. The Company may not redeem the Series F preferred shares before October 12, 2017, except in limited circumstances to preserve the Company’s REIT status or in connection with a change of control. On or after October 12, 2017, the Company may, at its option, redeem the Series F preferred shares in whole at any time or in part from time to time by paying $25.00 per share, plus any accrued and unpaid dividends up to and including the date of redemption. The Series F preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series F preferred shares are not convertible into any of the Company's securities, except under certain circumstances in connection with a change of control. Owners of the Series F preferred shares generally have no voting rights except under certain dividend defaults.

The Board of Trustees declared cash dividends totaling $1.65625 per Series F preferred share for the years ended December 31, 2015 and 2014. The total amount of cash dividends paid per Series F preferred share of $1.65625 for the years ended December 31, 2015 and 2014 were characterized as taxable ordinary income.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

13. Earnings Per Share

The following table summarizes the Company’s computation of basic and diluted earnings per share (EPS) for the years ended December 31, 2015, 2014 and 2013 (amounts in thousands except per share information):

	Year Ended December 31, 2015
	Income (numerator)	Shares (denominator)	Per Share Amount
Basic EPS:
Income from continuing operations	$194,333
Less: preferred dividend requirements	(23,806)
Income from continuing operations available to common shareholders	$170,527	58,138	$2.93
Income from discontinued operations available to common shareholders	$199	58,138	$0.01
Net income available to common shareholders	$170,726	58,138	$2.94
Diluted EPS:
Income from continuing operations available to common shareholders	$170,527	58,138
Effect of dilutive securities:
Share options	—	190
Income from continuing operations available to common shareholders	$170,527	58,328	$2.92
Income from discontinued operations available to common shareholders	$199	58,328	$0.01
Net income available to common shareholders	$170,726	58,328	$2.93

	Year Ended December 31, 2014
	Income (numerator)	Shares (denominator)	Per Share Amount
Basic EPS:
Income from continuing operations	$175,752
Less: preferred dividend requirements	(23,807)
Income from continuing operations available to common shareholders	$151,945	54,244	$2.80
Income from discontinued operations available to common shareholders	$3,881	54,244	$0.07
Net income available to common shareholders	$155,826	54,244	$2.87
Diluted EPS:
Income from continuing operations available to common shareholders	$151,945	54,244
Effect of dilutive securities:
Share options	—	200
Income from continuing operations available to common shareholders	$151,945	54,444	$2.79
Income from discontinued operations available to common shareholders	$3,881	54,444	$0.07
Net income available to common shareholders	$155,826	54,444	$2.86

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

	Year Ended December 31, 2013
	Income (numerator)	Shares (denominator)	Per Share Amount
Basic EPS:
Income from continuing operations	$175,637
Less: preferred dividend requirements and redemption costs	(23,806)
Income from continuing operations available to common shareholders	$151,831	48,028	$3.16
Loss from discontinued operations available to common shareholders	$4,589	48,028	$0.10
Net income available to common shareholders	$156,420	48,028	$3.26
Diluted EPS:
Income from continuing operations available to common shareholders	$151,831	48,028
Effect of dilutive securities:
Share options	—	186
Income from continuing operations available to common shareholders	$151,831	48,214	$3.15
Loss from discontinued operations available to common shareholders	$4,589	48,214	$0.09
Net income available to common shareholders	$156,420	48,214	$3.24

The additional 1.9 million common shares that would result from the conversion of the Company’s 5.75% Series C cumulative convertible preferred shares and the additional 1.6 million common shares that would result from the conversion of the Company’s 9.0% Series E cumulative convertible preferred shares and the corresponding add-back of the preferred dividends declared on those shares are not included in the calculation of diluted earnings per share for the years ended December 31, 2015, 2014 and 2013 because the effect is anti-dilutive.

The dilutive effect of potential common shares from the exercise of share options is included in diluted earnings per share for the years ended December 31, 2015, 2014 and 2013. However, options to purchase 236 thousand, 338 thousand and 331 thousand shares of common shares at per share prices ranging from $51.64 to $65.50, $46.86 to $65.50 and $45.20 to $65.50, were outstanding at the end of 2015, 2014 and 2013, respectively, but were not included in the computation of diluted earnings per share because they were anti-dilutive.

14. Chief Executive Officer Retirement

On February 24, 2015, the Company announced that David Brain, its then President and Chief Executive Officer, was retiring from the Company. In connection with his retirement, Mr. Brain and the Company entered into a Retirement Agreement pursuant to which he agreed to retire on March 31, 2015 in consideration for certain retirement severance benefits substantially equal to those benefits that would be payable to him under his employment agreement if he were terminated without cause. As a result, the Company recorded retirement severance expense (including share-based compensation costs) during the year ended December 31, 2015 of $18.6 million. Retirement severance expense includes a cash payment of $11.8 million, $5.0 million for the accelerated vesting of 113,900 nonvested shares, $1.4 million for the accelerated vesting of 101,640 share options and $0.4 million of related taxes and other expenses.

15. Equity Incentive Plan

All grants of common shares and options to purchase common shares are issued under the Company's 2007 Equity Incentive Plan. Under the 2007 Equity Incentive Plan, an aggregate of 3,650,000 common shares, options to purchase common shares and restricted share units, subject to adjustment in the event of certain capital events, may be granted. At December 31, 2015, there were 1,066,138 shares available for grant under the 2007 Equity Incentive Plan.

Share Options
Share options granted under the 2007 Equity Incentive Plan have exercise prices equal to the fair market value of a common share at the date of grant. The options may be granted for any reasonable term, not to exceed 10 years, and

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

for employees typically become exercisable at a rate of 25% per year over a four-year period. The Company generally issues new common shares upon option exercise. A summary of the Company’s share option activity and related information is as follows:

	Number of shares	Option price per share			Weighted avg. exercise price
Outstanding at December 31, 2012	881,338	$18.18	—	$65.50	$38.51
Exercised	(143,272)	18.18	—	47.20	30.64
Granted	115,257	46.86	—	58.09	47.86
Forfeited	(12,658)	36.56	—	60.42	56.90
Outstanding at December 31, 2013	840,665	$18.18	—	$65.50	$40.85
Exercised	(35,963)	32.50	—	52.72	42.63
Granted	172,178	51.64	—	51.64	51.64
Forfeited	(26,666)	45.20	—	51.64	50.11
Outstanding at December 31, 2014	950,214	$18.18	—	$65.50	$42.48
Exercised	(476,400)	18.18	—	61.53	37.42
Granted	121,546	61.79	—	61.79	61.79
Forfeited	(79,055)	45.20	—	65.50	63.88
Outstanding at December 31, 2015	516,305	$19.02	—	$65.50	$48.42

The weighted average fair value of options granted was $16.35, $13.87 and $12.35 during 2015, 2014 and 2013, respectively. The intrinsic value of stock options exercised was $7.3 million, $0.4 million, and $2.9 million during the years ended December 31, 2015, 2014 and 2013, respectively. Additionally, the Company repurchased 402,067 shares into treasury shares in conjunction with the stock options exercised during the year ended December 31, 2015 with a total value of $21.2 million.

The expense related to share options included in the determination of net income for the years ended December 31, 2015, 2014 and 2013 was $2.5 million (including $1.4 million included in retirement severance expense in the accompanying consolidated statement of income), $1.4 million and $856 thousand, respectively. The following assumptions were used in applying the Black-Scholes option pricing model at the grant dates: risk-free interest rate of 1.9%, 2.2% and 1.0% in 2015, 2014 and 2013, respectively, dividend yield of 5.9%, 6.4% and 5.4% to 6.5% in 2015, 2014 and 2013, respectively, volatility factors in the expected market price of the Company’s common shares of 48.0%, 50.3% and 50.7% in 2015, 2014 and 2013, respectively, 0.78%, 0.28% and 0.23% expected forfeiture rates for 2015, 2014 and 2013, and an expected life of approximately six years for 2015, 2014, and 2013. The Company uses historical data to estimate the expected life of the option and the risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Additionally, expected volatility is computed based on the average historical volatility of the Company’s publicly traded shares.

At December 31, 2015, stock-option expense to be recognized in future periods was $1.9 million as follows (in thousands):

Amount
Year:
2016	$904
2017	680
2018	293
2019	—
Total	$1,877

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

The following table summarizes outstanding options at December 31, 2015:

Exercise price range	Options outstanding	Weighted avg. life remaining	Weighted avg. exercise price	Aggregate intrinsic value (in thousands)
$ 19.02 - 19.99	61,097	3.4
20.00 - 29.99	—	—
30.00 - 39.99	7,401	4.2
40.00 - 49.99	202,224	5.0
50.00 - 59.99	111,917	7.6
60.00 - 65.50	133,666	6.4
	516,305	5.7	$48.42	$5,731
The following table summarizes exercisable options at December 31, 2015:

Exercise price range	Options outstanding	Weighted avg. life remaining	Weighted avg. exercise price	Aggregate intrinsic value (in thousands)
$ 19.02 - 19.99	61,097	3.4
20.00 - 29.99	—	—
30.00 - 39.99	7,401	4.2
40.00 - 49.99	158,853	4.6
50.00 - 59.99	32,518	6.7
60.00 - 65.50	45,310	1.1
	305,179	4.0	$43.87	$4,705

Nonvested Shares
A summary of the Company’s nonvested share activity and related information is as follows:

	Number of shares	Weighted avg. grant date fair value	Weighted avg. life remaining
Outstanding at December 31, 2014	468,451	$49.29
Granted	218,285	60.69
Vested	(295,487)	50.37
Forfeited	(808)	54.69
Outstanding at December 31, 2015	390,441	$54.84	0.98
The holders of nonvested shares have voting rights and receive dividends from the date of grant. These shares vest ratably over a period of three to four years. The fair value of the nonvested shares that vested was $17.1 million (including $6.7 million in retirement severance expense in the accompanying consolidated statements of income), $7.3 million and $6.7 million for the years ended December 31, 2015, 2014 and 2013, respectively. At December 31, 2015, unamortized share-based compensation expense related to nonvested shares was $11.4 million and will be recognized in future periods as follows (in thousands):

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Amount
Year:
2016	$5,297
2017	3,904
2018	2,153
Total	$11,354

Restricted Share Units
A summary of the Company’s restricted share unit activity and related information is as follows:

	Number of Shares	Weighted Average Grant Date Fair Value	Weighted Average Life Remaining
Outstanding at December 31, 2014	19,685	$53.55
Granted	18,036	57.57
Vested	(19,685)	53.55
Outstanding at December 31, 2015	18,036	$57.57	0.37
The holders of restricted share units have voting rights and receive dividends from the date of grant. The share units vest upon the earlier of the day preceding the next annual meeting of shareholders or a change of control. The settlement date for the shares is selected by the non-employee trustee, and ranges from one year from the grant date to upon termination of service. At December 31, 2015, unamortized share-based compensation expense related to restricted share units was $346 thousand which will be recognized in 2016.

16. Operating Leases

Most of the Company’s rental properties are leased under operating leases with expiration dates ranging from 1 to 34 years. Future minimum rentals on non-cancelable tenant operating leases at December 31, 2015 are as follows (in thousands):

Amount
Year:
2016	$364,775
2017	358,745
2018	337,593
2019	313,286
2020	288,964
Thereafter	2,675,671
Total	$4,339,034
The Company leases its executive office from an unrelated landlord. Rental expense totaled approximately $556 thousand, $521 thousand and $435 thousand for the years ended December 31, 2015, 2014 and 2013, respectively, and is included as a component of general and administrative expense in the accompanying consolidated statements of income. Future minimum lease payments under this lease at December 31, 2015 are as follows (in thousands):

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Amount
Year:
2016	$594
2017	608
2018	608
2019	608
2020	608
Thereafter	3,890
Total	$6,916

17. Quarterly Financial Information (unaudited)

Summarized quarterly financial data for the years ended December 31, 2015 and 2014 are as follows (in thousands, except per share data):

	March 31	June 30	September 30	December 31
2015:
Total revenue	$99,436	$101,258	$108,335	$111,988
Net income attributable to EPR Properties	42,821	48,766	50,195	52,750
Net income available to common shareholders of EPR Properties	36,869	42,814	44,244	46,799
Basic net income per common share	0.65	0.75	0.76	0.78
Diluted net income per common share	0.64	0.75	0.76	0.78

	March 31	June 30	September 30	December 31
2014:
Total revenue	$89,857	$91,787	$98,738	$104,669
Net income attributable to EPR Properties	43,533	40,760	42,705	52,635
Net income available to common shareholders of EPR Properties	37,581	34,808	36,753	46,684
Basic net income per common share	0.72	0.65	0.68	0.82
Diluted net income per common share	0.71	0.65	0.68	0.81

During the three months ended December 31, 2014, the Company received a $5.0 million prepayment fee from a borrower which is included in mortgage and other financing income in the accompanying consolidated statements of income for the year ended December 31, 2014.

18. Discontinued Operations

Included in discontinued operations for the year ended December 31, 2015 were certain post closing items related to the Toronto Dundas Square property. Included in discontinued operations for the year ended December 31, 2014 is the reversal of liabilities totaling $3.9 million that related to the acquisition of Toronto Dundas Square. These liabilities were reversed as the related payments are not expected to occur. Included in discontinued operations for the year ended December 31, 2013 are five winery and vineyard properties that were sold during 2013.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

The operating results relating to discontinued operations are as follows (in thousands):

	Year ended December 31,
	2015	2014	2013
Rental revenue	$—	$3	$1,685
Tenant reimbursements	68	—	513
Other income	172	—	426
Total revenue	240	3	2,624
Property operating expense (income)	12	(484)	45
Other expense (income)	—	(18)	547
Interest expense, net	—	—	(29)
Transaction costs (benefit)	—	(3,376)	—
Depreciation and amortization	—	—	1,728
Income before income taxes	228	3,881	333
Income tax expense	29	—	—
Income before gain on sale of real estate	199	3,881	333
Gain on sale of real estate	—	—	4,256
Net income	$199	$3,881	$4,589

19. Other Commitments and Contingencies

As of December 31, 2015, the Company had an aggregate of approximately $272.4 million of commitments to fund development projects including seven entertainment development projects for which it has commitments to fund approximately $24.5 million of additional improvements, 27 education development projects for which it has commitments to fund approximately $206.6 million of additional improvements and three recreation development projects for which it has commitments to fund approximately $41.3 million. Development costs are advanced by the Company in periodic draws. If the Company determines that construction is not being completed in accordance with the terms of the development agreements, it can discontinue funding construction draws. The Company has agreed to lease the properties to the operators at pre-determined rates upon completion of construction.

Additionally as of December 31, 2015, the Company had a commitment to fund approximately $120.0 million to complete an indoor waterpark hotel and adventure park at its casino and resort project in Sullivan County, New York. The Company is also responsible for the construction of this project's common infrastructure, which is expected to be financed primarily through the issuance of tax-exempt public infrastructure bonds and currently budgeted at approximately $90.0 million, subject to budget adjustments and related approvals. Through December 31, 2015, the Company has funded approximately $28.8 million for common infrastructure.

The Company has certain commitments related to its mortgage note investments that it may be required to fund in the future. The Company is generally obligated to fund these commitments at the request of the borrower or upon the occurrence of events outside of its direct control. As of December 31, 2015, the Company had five mortgage notes receivable with commitments totaling approximately $54.5 million. If commitments are funded in the future, interest will be charged at rates consistent with the existing investments.

The Company has provided guarantees of the payment of certain economic development revenue bonds totaling $22.9 million related to two theatres in Louisiana for which the Company earns a fee at an annual rate of 2.88% to 4.00% over the 30 year terms of the related bonds. The Company has recorded $9.7 million as a deferred asset included in other assets and $9.7 million included in other liabilities in the accompanying consolidated balance sheet as of December 31, 2015 related to these guarantees. No amounts have been accrued as a loss contingency related to these guarantees because payment by the Company is not probable.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

On June 7, 2011, affiliates of Louis Cappelli, Concord Associates, L.P., Concord Resort, LLC and Concord Kiamesha LLC (the “Cappelli Group”), filed a complaint with the Supreme Court of the State of New York, County of Sullivan, against two subsidiaries of the Company seeking (i) a declaratory judgment concerning the Company's obligations under a previously disclosed settlement agreement involving these entities, (ii) an order that the Company execute the golf course lease and the “Racino Parcel” lease subject to the settlement agreement, and (iii) an extension of the restrictive covenant against ownership or operation of a casino on the Adelaar resort property under the settlement agreement (the “Restrictive Covenant”), which covenant was set to expire on December 31, 2011. The Company filed counterclaims seeking related relief. The Cappelli Group subsequently obtained leave to discontinue its claims, but the counterclaims remained pending. On June 30, 2014, the Court (i) denied the Cappelli Group’s motion to dismiss the counterclaims, (ii) granted the Company's motion for summary judgment finding that the Cappelli Group missed the December 31, 2011 deadline to fully execute a master credit agreement which was a condition to the Company’s obligation to continue its joint development activities with the Cappelli Group under the settlement agreement, (iii) granted the Company’s motion for summary judgment finding that the Restrictive Covenant had expired, and (iv) granted the Company’s motion for declaratory relief declaring the Company as master developer of the Adelaar resort property. The Cappelli Group perfected its appeal of the summary judgment decision in the Appellate Division, Third Department on December 30, 2014. On July 30, 2015, the Appellate Division, Third Department affirmed the lower court’s decision granting summary judgment in favor of the Company. On August 27, 2015, the Cappelli Group filed a motion in the Appellate Division for leave to appeal to the Court of Appeals. On November 23, 2015, the Cappelli Group’s motion for leave to appeal the summary judgment decision was denied. As a result, this case is now closed.

On October 20, 2011, the Cappelli Group also filed suit against the Company and two affiliates in the Supreme Court of the State of New York, County of Westchester, asserting a claim for breach of contract and the implied covenant of good faith, and seeking damages of at least $800 million, based on the same allegations as in the action the Cappelli Group filed in Sullivan County Supreme Court. The Company has moved to dismiss the Amended Complaint in Westchester County based on the Sullivan County Supreme Court’s June 30, 2014 decision (which has now been affirmed). On January 26, 2016, the Supreme Court denied the Company's motion to dismiss but ordered the Cappelli Group to amend its pleading and remove all claims and allegations previously determined by the Third Department (discussed above). On February 18, 2016, the Cappelli Group revised their amended complaint, which the Company believes remains deficient.

On September 18, 2013, the United States District Court for the Southern District of New York (the “District Court”) dismissed the complaint filed by Concord Associates L.P. and six other companies affiliated with Mr. Cappelli against the Company and certain of its subsidiaries, Empire Resorts, Inc. and Monticello Raceway Management, Inc. (collectively, “Empire”), and Kien Huat Realty III Limited and Genting New York LLC (collectively, “Genting”). The complaint alleged, among other things, that the Company had conspired with Empire to monopolize the racing and gaming market in the Catskills by entering into exclusivity and development agreements to develop a comprehensive resort destination in Sullivan County, New York. The plaintiffs are seeking $500 million in damages (trebled to $1.5 billion under antitrust law), punitive damages, and injunctive relief. The District Court dismissed plaintiffs’ federal antitrust claims against all defendants with prejudice, and dismissed the pendent state law claims against Empire and Genting without prejudice, meaning they could be further pursued in state court. On October 2, 2013, the plaintiffs filed a motion for reconsideration with the District Court, seeking permission to file a Second Amended Complaint, and soon after filed a Notice of Appeal. The District Court denied the motion for reconsideration in an Opinion and Order dated November 3, 2014, and the plaintiffs perfected their appeal in the Second Circuit on or about December 17, 2014. Oral arguments by the parties regarding the appeal were presented on April 29, 2015.

The Company has not determined that losses related to these matters are probable. Because of the favorable rulings described above, and the pending or potential appeals, together with the inherent difficulty of predicting the outcome of litigation generally, the Company does not have sufficient information to determine the amount or range of reasonably possible loss with respect to these matters. The Company’s assessments are based on estimates and assumptions that have been deemed reasonable by management, but that may prove to be incomplete or inaccurate, and unanticipated events and circumstances may occur that might cause the Company to change those estimates and assumptions. The Company intends to vigorously defend the claims asserted against the Company and certain of its subsidiaries by the Cappelli Group and its affiliates, for which the Company believes it has meritorious defenses, but there can be no assurances as to the outcome of the claims and related litigation.

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

20. Segment Information

The Company has four reportable operating segments: Entertainment, Education, Recreation and Other. The financial information summarized below is presented by reportable operating segment:

Balance Sheet Data:
	As of December 31, 2015
	Entertainment	Education	Recreation	Other	Corporate/Unallocated	Consolidated
Total Assets	$2,006,926	$1,013,930	$935,266	$203,757	$57,391	$4,217,270

	As of December 31, 2014
	Entertainment	Education	Recreation	Other	Corporate/Unallocated	Consolidated
Total Assets	$2,017,046	$734,512	$696,931	$206,795	$30,991	$3,686,275

Operating Data:
	For the Year Ended December 31, 2015
	Entertainment	Education	Recreation	Other	Corporate/Unallocated	Consolidated
Rental revenue	$238,896	$51,439	$40,551	$—	$—	$330,886
Tenant reimbursements	16,343	—	—	(23)	—	16,320
Other income	512	—	—	119	2,998	3,629
Mortgage and other financing income	7,127	30,622	32,080	353	—	70,182
Total revenue	262,878	82,061	72,631	449	2,998	421,017

Property operating expense	23,120	—	—	313	—	23,433
Other expense	—	—	—	648	—	648
Total investment expenses	23,120	—	—	961	—	24,081
Net operating income - before unallocated items	239,758	82,061	72,631	(512)	2,998	396,936

Reconciliation to Consolidated Statements of Income:
General and administrative expense						(31,021)
Retirement severance expense						(18,578)
Costs associated with loan refinancing or payoff						(270)
Interest expense, net						(79,915)
Transaction costs						(7,518)
Depreciation and amortization						(89,617)
Equity in income from joint ventures						969
Gain on sale or acquisition, net						23,829
Income tax expense						(482)
Discontinued operations:
Income from discontinued operations						199
Net income attributable to EPR Properties						194,532
Preferred dividend requirements						(23,806)
Net income available to common shareholders of EPR Properties						$170,726

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

	For the Year Ended December 31, 2014
	Entertainment	Education	Recreation	Other	Corporate/Unallocated	Consolidated
Rental revenue	$237,429	$27,874	$20,368	$1,002	$—	$286,673
Tenant reimbursements	17,640	—	—	23	—	17,663
Other income (loss)	(6)	—	—	315	700	1,009
Mortgage and other financing income	7,056	31,488	40,775	387	—	79,706
Total revenue	262,119	59,362	61,143	1,727	700	385,051

Property operating expense	24,143	—	—	754	—	24,897
Other expense	—	—	—	771	—	771
Total investment expenses	24,143	—	—	1,525	—	25,668
Net operating income - before unallocated items	237,976	59,362	61,143	202	700	359,383

Reconciliation to Consolidated Statements of Income:
General and administrative expense						(27,566)
Costs associated with loan refinancing or payoff						(301)
Interest expense, net						(81,270)
Transaction costs						(2,452)
Provision for loan losses						(3,777)
Depreciation and amortization						(66,739)
Equity in income from joint ventures						1,273
Gain on sale or acquisition, net						1,209
Gain on sale of investment in a direct financing lease						220
Income tax expense						(4,228)
Discontinued operations:
Income from discontinued operations						505
Transaction (costs) benefit						3,376
Net income attributable to EPR Properties						179,633
Preferred dividend requirements						(23,807)
Net income available to common shareholders of EPR Properties						$155,826

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

	For the Year Ended December 31, 2013
	Entertainment	Education	Recreation	Other	Corporate/Unallocated	Consolidated
Rental revenue	$221,024	$15,931	$10,124	$1,630	$—	$248,709
Tenant reimbursements	18,401	—	—	—	—	18,401
Other income	80	—	—	1,471	131	1,682
Mortgage and other financing income	8,447	33,275	32,232	318	—	74,272
Total revenue	247,952	49,206	42,356	3,419	131	343,064

Property operating expense	25,521	—	—	495	—	26,016
Other expense	—	—	—	658	—	658
Total investment expenses	25,521	—	—	1,153	—	26,674
Net operating income - before unallocated items	222,431	49,206	42,356	2,266	131	316,390

Reconciliation to Consolidated Statements of Income:
General and administrative expense						(25,613)
Costs associated with loan refinancing or payoff						(6,166)
Gain on early extinguishment of debt						4,539
Interest expense, net						(81,056)
Transaction costs						(1,955)
Depreciation and amortization						(53,946)
Equity in income from joint ventures						1,398
Gain on sale or acquisition, net						3,017
Gain on previously held equity interest						4,853
Income tax benefit						14,176
Discontinued operations:
Income from discontinued operations						333
Gain on sale, net from discontinued operations						4,256
Net income attributable to EPR Properties						180,226
Preferred dividend requirements						(23,806)
Net income available to common shareholders of EPR Properties						$156,420

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

21. Condensed Consolidating Financial Statements

A portion of our subsidiaries have guaranteed the Company’s indebtedness under the Company's unsecured senior notes and combined unsecured revolving credit facility and term loan facility. The guarantees are joint and several, full and unconditional and subject to customary release provisions. The following summarizes the Company’s condensed consolidating information as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 (in thousands):
Condensed Consolidating Balance Sheet As of December 31, 2015

	EPR Properties (Issuer)	Wholly Owned Subsidiary Guarantors	Non- Guarantor Subsidiaries	Consolidated Elimination	Consolidated
Assets
Rental properties, net	$—	$2,590,158	$435,041	$—	$3,025,199
Land held for development	—	1,258	22,352	—	23,610
Property under development	—	324,360	54,560	—	378,920
Mortgage notes and related accrued interest receivable, net	—	400,935	22,845	—	423,780
Investment in a direct financing lease, net	—	190,880	—	—	190,880
Investment in joint ventures	—	—	6,168	—	6,168
Cash and cash equivalents	1,089	1,289	1,905	—	4,283
Restricted cash	475	9,059	1,044	—	10,578
Deferred financing costs, net	4,894	—	—	—	4,894
Accounts receivable, net	285	49,237	9,579	—	59,101
Intercompany notes receivable	—	177,526	—	(177,526)	—
Investments in subsidiaries	3,825,897	—	—	(3,825,897)	—
Other assets	18,159	10,589	61,109	—	89,857
Total assets	$3,850,799	$3,755,291	$614,603	$(4,003,423)	$4,217,270
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$49,671	$39,228	$3,279	$—	$92,178
Dividends payable	24,352	—	—	—	24,352
Unearned rents and interest	—	44,012	940	—	44,952
Intercompany notes payable	—	—	177,526	(177,526)	—
Debt	1,702,908	63,682	215,330	—	1,981,920
Total liabilities	1,776,931	146,922	397,075	(177,526)	2,143,402
Equity	2,073,868	3,608,369	217,528	(3,825,897)	2,073,868
Total liabilities and equity	$3,850,799	$3,755,291	$614,603	$(4,003,423)	$4,217,270

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Condensed Consolidating Balance Sheet As of December 31, 2014

	EPR Properties (Issuer)	Wholly Owned Subsidiary Guarantors	Non- Guarantor Subsidiaries	Consolidated Elimination	Consolidated
Assets
Rental properties, net	$—	$1,979,530	$472,004	$—	$2,451,534
Land held for development	—	134,044	71,957	—	206,001
Property under development	—	175,439	6,359	—	181,798
Mortgage notes and related accrued interest receivable, net	—	412,625	95,330	—	507,955
Investment in a direct financing lease, net	—	199,332	—	—	199,332
Investment in joint ventures	—	—	5,738	—	5,738
Cash and cash equivalents	(1,234)	2,074	2,496	—	3,336
Restricted cash	1,000	10,989	1,083	—	13,072
Deferred financing costs, net	—	4,136	—	—	4,136
Accounts receivable, net	90	36,386	10,806	—	47,282
Intercompany notes receivable	—	—	175,757	(175,757)	—
Investments in subsidiaries	3,115,572	—	—	(3,115,572)	—
Other assets	21,272	9,207	35,612	—	66,091
Total assets	$3,136,700	$2,963,762	$877,142	$(3,291,329)	$3,686,275
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$42,829	$33,146	$6,205	$—	$82,180
Dividends payable	22,233	—	—	—	22,233
Unearned rents and interest	750	24,045	828	—	25,623
Intercompany notes payable	—	—	175,757	(175,757)	—
Debt	1,144,776	261,533	223,441	—	1,629,750
Total liabilities	1,210,588	318,724	406,231	(175,757)	1,759,786
EPR Properties shareholders’ equity	1,926,112	2,645,038	470,534	(3,115,572)	1,926,112
Noncontrolling interests	—	—	377	—	377
Equity	$1,926,112	$2,645,038	$470,911	$(3,115,572)	$1,926,489
Total liabilities and equity	$3,136,700	$2,963,762	$877,142	$(3,291,329)	$3,686,275

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Condensed Consolidating Statement of Income For the Year Ended December 31, 2015

	EPR Properties (Issuer)	Wholly Owned Subsidiary Guarantors	Non- Guarantors Subsidiaries	Consolidated Elimination	Consolidated
Rental revenue	$—	$275,105	$55,781	$—	$330,886
Tenant reimbursements	—	5,243	11,077	—	16,320
Other income	—	3	3,626	—	3,629
Mortgage and other financing income	848	61,900	7,434	—	70,182
Intercompany fee income	2,717	—	—	(2,717)	—
Interest income on intercompany notes receivable	111	9,787	—	(9,898)	—
Total revenue	3,676	352,038	77,918	(12,615)	421,017
Equity in subsidiaries’ earnings	298,657	—	—	(298,657)	—
Property operating expense	—	11,280	12,153	—	23,433
Intercompany fee expense	—	—	2,717	(2,717)	—
Other expense	—	—	648	—	648
General and administrative expense	—	25,315	5,706	—	31,021
Retirement severance expense	18,578	—	—	—	18,578
Costs associated with loan refinancing or payoff	243	27	—	—	270
Interest expense, net	78,217	(8,115)	9,813	—	79,915
Interest expense on intercompany notes payable	—	—	9,898	(9,898)	—
Transaction costs	7,182	—	336	—	7,518
Depreciation and amortization	1,629	74,430	13,558	—	89,617
Income before equity in income from joint ventures and other items	196,484	249,101	23,089	(298,657)	170,017
Equity in income from joint ventures	—	—	969	—	969
Gain on sale or acquisition, net	—	23,653	176	—	23,829
Income before income taxes	196,484	272,754	24,234	(298,657)	194,815
Income tax benefit (expense)	(1,952)	—	1,470	—	(482)
Income from continuing operations	194,532	272,754	25,704	(298,657)	194,333
Discontinued operations:
Income from discontinued operations	—	199	—	—	199
Net income attributable to EPR Properties	194,532	272,953	25,704	(298,657)	194,532
Preferred dividend requirements	(23,806)	—	—	—	(23,806)
Net income available to common shareholders of EPR Properties	$170,726	$272,953	$25,704	$(298,657)	$170,726
Comprehensive income attributable to EPR Properties	$187,588	$272,730	$19,559	$(292,289)	$187,588

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Condensed Consolidating Statement of Income For the Year Ended December 31, 2014

	EPR Properties (Issuer)	Wholly Owned Subsidiary Guarantors	Non- Guarantor Subsidiaries	Consolidated Elimination	Consolidated
Rental revenue	$—	$228,847	$57,826	$—	$286,673
Tenant reimbursements	—	5,103	12,560	—	17,663
Other income	—	1	1,008	—	1,009
Mortgage and other financing income	765	71,535	7,406	—	79,706
Intercompany fee income	3,124	—	—	(3,124)	—
Interest income on intercompany notes receivable	—	—	23,509	(23,509)	—
Total revenue	3,889	305,486	102,309	(26,633)	385,051
Equity in subsidiaries’ earnings	241,921	—	—	(241,921)	—
Property operating expense	—	11,422	13,475	—	24,897
Intercompany fee expense	—	—	3,124	(3,124)	—
Other expense	—	—	771	—	771
General and administrative expense	—	20,545	7,021	—	27,566
Costs associated with loan refinancing or payoff	—	285	16	—	301
Interest expense, net	63,056	9,132	9,082	—	81,270
Interest expense on intercompany notes payable	—	—	23,509	(23,509)	—
Transaction costs	1,319	54	1,079	—	2,452
Provision for loan losses	—	—	3,777	—	3,777
Depreciation and amortization	1,224	51,271	14,244	—	66,739
Income before equity in income from joint ventures and other items	180,211	212,777	26,211	(241,921)	177,278
Equity in income from joint ventures	—	—	1,273	—	1,273
Gain on sale or acquisition, net	—	—	1,209	—	1,209
Gain on sale of investment in a direct financing lease	—	220	—	—	220
Income before income taxes	180,211	212,997	28,693	(241,921)	179,980
Income tax benefit (expense)	(578)	—	(3,650)	—	(4,228)
Income from continuing operations	179,633	212,997	25,043	(241,921)	175,752
Discontinued operations:
Income from discontinued operations	—	487	18	—	505
Transaction (costs) benefit	—	3,376	—	—	3,376
Net income attributable to EPR Properties	179,633	216,860	25,061	(241,921)	179,633
Preferred dividend requirements	(23,807)	—	—	—	(23,807)
Net income available to common shareholders of EPR Properties	$155,826	$216,860	$25,061	$(241,921)	$155,826
Comprehensive income attributable to EPR Properties	$175,006	$217,000	$20,919	$(237,919)	$175,006

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Condensed Consolidating Statement of Income For the Year Ended December 31, 2013

	EPR Properties (Issuer)	Wholly Owned Subsidiary Guarantors	Non- Guarantor Subsidiaries	Consolidated Elimination	Consolidated
Rental revenue	$—	$197,229	$51,480	$—	$248,709
Tenant reimbursements	—	5,235	13,166	—	18,401
Other income	75	1,480	127	—	1,682
Mortgage and other financing income	994	66,886	6,392	—	74,272
Intercompany fee income	2,629	—	—	(2,629)	—
Interest income on intercompany notes receivable	17,848	—	386	(18,234)	—
Total revenue	21,546	270,830	71,551	(20,863)	343,064
Equity in subsidiaries’ earnings	212,634	—	—	(212,634)	—
Property operating expense	(88)	12,600	13,504	—	26,016
Intercompany fee expense	—	—	2,629	(2,629)	—
Other expense	—	658	—	—	658
General and administrative expense	—	20,070	5,543	—	25,613
Costs associated with loan refinancing or payoff	—	1,987	4,179	—	6,166
Gain on early extinguishment of debt	—	(4,539)	—	—	(4,539)
Interest expense, net	55,856	15,772	9,428	—	81,056
Interest expense on intercompany notes payable	—	—	18,234	(18,234)	—
Transaction costs	1,813	—	142	—	1,955
Depreciation and amortization	1,093	40,503	12,350	—	53,946
Income before equity in income from joint ventures and other items	175,506	183,779	5,542	(212,634)	152,193
Equity in income from joint ventures	505	—	893	—	1,398
Gain (loss) on sale or acquisition, net	(150)	3,167	—	—	3,017
Gain on previously held equity interest	4,853	—	—	—	4,853
Income before income taxes	$180,714	$186,946	$6,435	$(212,634)	$161,461
Income tax benefit (expense)	(488)	—	14,664	—	14,176
Income from continuing operations	180,226	186,946	21,099	(212,634)	175,637
Discontinued operations:
Income (loss) from discontinued operations	—	638	(305)	—	333
Gain on sale, net from discontinued opeartions	—	—	4,256	—	4,256
Net income attributable to EPR Properties	180,226	187,584	25,050	(212,634)	180,226
Preferred dividend requirements	(23,806)	—	—	—	(23,806)
Net income available to common shareholders of EPR Properties	$156,420	$187,584	$25,050	$(212,634)	$156,420
Comprehensive income attributable to EPR Properties	$176,797	$187,820	$22,008	$(209,828)	$176,797

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Condensed Consolidating Statement of Cash Flows For the Year Ended December 31, 2015

	EPR Properties (Issuer)	Wholly Owned Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidated
Intercompany fee income (expense)	$2,717	$—	$(2,717)	$—
Interest income (expense) on intercompany receivable/payable	111	9,787	(9,898)	—
Net cash provided (used) by other operating activities	(91,731)	324,760	44,923	277,952
Net cash provided (used) by operating activities by continuing operations	(88,903)	334,547	32,308	277,952
Net cash provided by operating activities of discontinued operations	—	508	—	508
Net cash provided (used) by operating activities	(88,903)	335,055	32,308	278,460
Investing activities:
Acquisition of rental properties and other assets	(618)	(178,964)	(238)	(179,820)
Proceeds from sale of real estate	—	45,637	1,081	46,718
Investment in mortgage notes receivable	—	(27,835)	(44,863)	(72,698)
Proceeds from mortgage note receivable paydown	—	38,456	2,500	40,956
Proceeds from sale of investment in a direct financing lease, net	—	4,741	—	4,741
Additions to property under development	(112)	(404,289)	(4,035)	(408,436)
Investment in intercompany notes payable	—	(1,769)	1,769	—
Advances to subsidiaries, net	(406,389)	386,222	20,167	—
Net cash used by investing activities	(407,119)	(137,801)	(23,619)	(568,539)
Financing activities:
Proceeds from debt facilities	701,914	155,000	—	856,914
Principal payments on debt	(142,000)	(353,024)	(8,290)	(503,314)
Deferred financing fees paid	(7,038)	(9)	—	(7,047)
Net proceeds from issuance of common shares	190,158	—	—	190,158
Impact of stock option exercises, net	(3,394)	—	—	(3,394)
Purchase of common shares for treasury	(8,222)	—	—	(8,222)
Dividends paid to shareholders	(233,073)	—	—	(233,073)
Net cash provided (used) by financing activities	498,345	(198,033)	(8,290)	292,022
Effect of exchange rate changes on cash	—	(6)	(990)	(996)
Net increase (decrease) in cash and cash equivalents	2,323	(785)	(591)	947
Cash and cash equivalents at beginning of the period	(1,234)	2,074	2,496	3,336
Cash and cash equivalents at end of the period	$1,089	$1,289	$1,905	$4,283

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Condensed Consolidating Statement of Cash Flows For the Year Ended December 31, 2014

	EPR Properties (Issuer)	Wholly Owned Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidated
Intercompany fee income (expense)	$3,124	$—	$(3,124)	$—
Interest income (expense) on intercompany receivable/payable	—	—	—	—
Net cash provided (used) by other operating activities	(60,684)	262,860	47,976	250,152
Net cash provided (used) by operating activities of continuing operations	(57,560)	262,860	44,852	250,152
Net cash provided by operating activities of discontinued operations	—	47	96	143
Net cash provided (used) by operating activities	(57,560)	262,907	44,948	250,295
Investing activities:
Acquisition of rental properties and other assets	(438)	(58,918)	(25,849)	(85,205)
Proceeds from sale of real estate	—	—	12,055	12,055
Proceeds from settlement of derivative	—	—	5,725	5,725
Investment in mortgage note receivable	—	(26,716)	(67,161)	(93,877)
Proceeds from mortgage note receivable paydown	—	52,834	23,422	76,256
Investment in promissory notes receivable	—	(721)	(3,666)	(4,387)
Proceeds from promissory note paydown	—	—	1,750	1,750
Proceeds from sale of investment in a direct financing lease, net	—	46,092	—	46,092
Additions to property under development	(821)	(325,624)	(8,190)	(334,635)
Advances to subsidiaries, net	(16,206)	(7,078)	23,284	—
Net cash used in investing activities	(17,465)	(320,131)	(38,630)	(376,226)
Financing activities:
Proceeds from debt facilities	20,000	359,000	—	379,000
Principal payments on debt	—	(303,544)	(6,709)	(310,253)
Deferred financing fees paid	(337)	(279)	(198)	(814)
Costs associated with loan refinancing or payoff (cash portion)	—	(25)	—	(25)
Net proceeds from issuance of common shares	264,158	—	—	264,158
Impact of stock option exercises, net	50	—	—	50
Purchase of common shares for treasury	(2,892)	—	—	(2,892)
Dividends paid to shareholders	(207,637)	—	—	(207,637)
Net cash provided (used) by financing activities	73,342	55,152	(6,907)	121,587
Effect of exchange rate changes on cash	—	39	(317)	(278)
Net decrease in cash and cash equivalents	(1,683)	(2,033)	(906)	(4,622)
Cash and cash equivalents at beginning of the period	449	4,107	3,402	7,958
Cash and cash equivalents at end of the period	$(1,234)	$2,074	$2,496	$3,336

EPR PROPERTIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Condensed Consolidating Statement of Cash Flows For the Year Ended December 31, 2013

	EPR Properties (Issuer)	Wholly Owned Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidated
Intercompany fee income (expense)	$2,629	$—	$(2,629)	$—
Interest income (expense) on intercompany receivable/payable	17,848	—	(17,848)	—
Net cash provided (used) by other operating activities	(44,752)	226,356	49,835	231,439
Net cash provided (used) by operating activities of continuing operations	(24,275)	226,356	29,358	231,439
Net cash provided by operating activities of discontinued operations	—	286	2,395	2,681
Net cash provided (used) by operating activities	(24,275)	226,642	31,753	234,120
Investing activities:
Acquisition of rental properties and other assets	(1,358)	(118,233)	(3,906)	(123,497)
Proceeds from sale of real estate	—	—	797	797
Investment in unconsolidated joint ventures	(1,607)	—	—	(1,607)
Investment in mortgage notes receivable	(11,797)	(46,375)	(2,396)	(60,568)
Proceeds from mortgage note receivable paydown	—	202	1,698	1,900
Investment in promissory notes receivable	—	(1,278)	—	(1,278)
Proceeds from promissory note receivable paydown	117	—	910	1,027
Investment in a direct financing lease, net	—	(3,262)	—	(3,262)
Additions to property under development	(18)	(130,693)	(66,560)	(197,271)
Investment in intercompany notes payable	103,104	—	(103,104)	—
Advances to subsidiaries, net	(380,190)	189,577	190,613	—
Net cash provided (used) by investing activities of continuing operations	(291,749)	(110,062)	18,052	(383,759)
Net proceeds from sale of real estate from discontinued operations	—	—	47,301	47,301
Net cash provided (used) by investing activities	(291,749)	(110,062)	65,353	(336,458)
Financing activities:
Proceeds from debt facilities	300,000	346,000	—	646,000
Principal payments on debt	—	(457,763)	(94,705)	(552,468)
Deferred financing fees paid	(5,620)	(2,494)	(19)	(8,133)
Costs associated with loan refinancing or payoff (cash portion)	—	(1,753)	(4,037)	(5,790)
Net proceeds from issuance of common shares	220,785	—	—	220,785
Impact of stock option exercises, net	947	—	—	947
Purchase of common shares for treasury	(3,246)	—	—	(3,246)
Dividends paid to shareholders	(197,924)	—	—	(197,924)
Net cash provided (used) by financing activities	314,942	(116,010)	(98,761)	100,171
Effect of exchange rate changes on cash	—	(13)	(526)	(539)
Net increase (decrease) in cash and cash equivalents	(1,082)	557	(2,181)	(2,706)
Cash and cash equivalents at beginning of the period	1,531	3,550	5,583	10,664
Cash and cash equivalents at end of the period	$449	$4,107	$3,402	$7,958

EPR Properties
Schedule II - Valuation and Qualifying Accounts
December 31, 2015

Description	Balance at December 31, 2014	Additions During 2015	Deductions During 2015	Balance at December 31, 2015
Reserve for Doubtful Accounts	$1,554,000	$1,829,000	$(173,000)	$3,210,000
Allowance for Loan Losses	3,777,000	—	(3,777,000)	—
See accompanying report of independent registered public accounting firm.

EPR Properties
Schedule II - Valuation and Qualifying Accounts
December 31, 2014

Description	Balance at December 31, 2013	Additions During 2014	Deductions During 2014	Balance at December 31, 2014
Reserve for Doubtful Accounts	$2,989,000	$1,417,000	$(2,852,000)	$1,554,000
Allowance for Loan Losses	—	3,777,000	—	3,777,000
See accompanying report of independent registered public accounting firm.

EPR Properties
Schedule II - Valuation and Qualifying Accounts
December 31, 2013

Description	Balance at December 31, 2012	Additions During 2013	Deductions During 2013	Balance at December 31, 2013
Reserve for Doubtful Accounts	$3,852,000	$1,949,000	$(2,812,000)	$2,989,000
Allowance for Loan Losses	123,000	—	(123,000)	—
See accompanying report of independent registered public accounting firm.

EPR Properties Schedule III - Real Estate and Accumulated Depreciation December 31, 2015 (Dollars in thousands)

			Initial cost		Additions (Dispositions) (Impairments) Subsequent to acquisition	Gross Amount at December 31, 2015
Description	Location	Debt	Land	Buildings, Equipment & improvements		Land	Buildings, Equipment & Improvements	Total	Accumulated depreciation	Date acquired	Depreciation life
Dallas Retail	Dallas, TX	$—	$3,060	$15,281	$18,862	$3,060	$34,143	$37,203	$(13,006)	11/97	40 years
Oakview 24	Omaha, NE	—	5,215	16,700	59	5,215	16,759	21,974	(7,541)	11/97	40 years
First Colony 24	Sugar Land, TX	15,052	—	19,100	67	—	19,167	19,167	(8,625)	11/97	40 years
Huebner Oaks 14	San Antonio, TX	—	3,006	13,662	5,540	3,006	19,200	22,206	(6,389)	11/97	40 years
Lennox Town Center 24	Columbus, OH	—	—	12,685	—	—	12,685	12,685	(5,550)	11/97	40 years
Mission Valley 20	San Diego, CA	—	—	16,028	—	—	16,028	16,028	(7,012)	11/97	40 years
Ontario Mills 30	Ontario, CA	—	5,521	19,449	—	5,521	19,449	24,970	(8,509)	11/97	40 years
Studio 30	Houston, TX	—	6,023	20,037	—	6,023	20,037	26,060	(8,766)	11/97	40 years
West Olive 16	Creve Coeur, MO	—	4,985	12,601	4,075	4,985	16,676	21,661	(5,921)	11/97	40 years
Leawood Town Center 20	Leawood, KS	12,571	3,714	12,086	4,110	3,714	16,196	19,910	(5,576)	11/97	40 years
Gulf Pointe 30	Houston, TX	—	4,304	21,496	76	4,304	21,572	25,876	(9,662)	02/98	40 years
South Barrington 30	South Barrington, IL	—	6,577	27,723	98	6,577	27,821	34,398	(12,404)	03/98	40 years
Mesquite 30	Mesquite, TX	—	2,912	20,288	4,885	2,912	25,173	28,085	(9,279)	04/98	40 years
Hampton Town Center 24	Hampton, VA	—	3,822	24,678	88	3,822	24,766	28,588	(10,835)	06/98	40 years
Broward 18	Pompano Beach, FL	—	6,771	9,899	3,845	6,771	13,744	20,515	(6,284)	08/98	40 years
Raleigh Grande 16	Raleigh, NC	—	2,919	5,559	951	2,919	6,510	9,429	(2,534)	08/98	40 years
Paradise 24 and XD	Davie, FL	—	2,000	13,000	8,512	2,000	21,512	23,512	(9,053)	11/98	40 years
Aliso Viejo Stadium 20	Aliso Viejo, CA	—	8,000	14,000	—	8,000	14,000	22,000	(5,950)	12/98	40 years
Boise Stadium 22	Boise, ID	—	—	16,003	—	—	16,003	16,003	(6,801)	12/98	40 years
Mesquite Retail Center	Mesquite, TX	—	3,119	990	—	3,119	990	4,109	(318)	01/99	40 years
Westminster Promenade	Westminster, CO	—	6,205	12,600	9,509	6,205	22,109	28,314	(15,043)	12/01	40 years
Westminster Promenade 24	Westminster, CO	4,813	5,850	17,314	—	5,850	17,314	23,164	(6,096)	06/99	40 years
Woodridge 18	Woodridge, IL	—	9,926	8,968	—	9,926	8,968	18,894	(3,699)	06/99	40 years
Cary Crossroads Stadium 20	Cary, NC	—	3,352	11,653	155	3,352	11,808	15,160	(4,723)	12/99	40 years
Starlight 20	Tampa, FL	—	6,000	12,809	1,452	6,000	14,261	20,261	(5,966)	06/99	40 years
Palm Promenade 24	San Diego, CA	—	7,500	17,750	—	7,500	17,750	25,250	(7,063)	02/00	40 years
Gulf Pointe Retail Center	Houston, TX	—	3,653	1,365	686	3,408	2,296	5,704	(2,296)	05/00	40 years
Clearview Palace 12	Metairie, LA	—	—	11,740	—	—	11,740	11,740	(4,060)	03/02	40 years
Elmwood Palace 20	Harahan, LA	—	5,264	14,820	—	5,264	14,820	20,084	(5,125)	03/02	40 years
Hammond Palace 10	Hammond, LA	—	2,404	6,780	(565)	1,839	6,780	8,619	(2,345)	03/02	40 years
Houma Palace 10	Houma, LA	—	2,404	6,780	—	2,404	6,780	9,184	(2,345)	03/02	40 years
Westbank Palace 16	Harvey, LA	—	4,378	12,330	(112)	4,266	12,330	16,596	(4,264)	03/02	40 years
Cherrydale	Greenville, SC	—	1,660	7,570	206	1,660	7,776	9,436	(2,605)	06/02	40 years
Forum 30	Sterling Heights, MI	—	5,975	17,956	3,400	5,975	21,356	27,331	(8,669)	06/02	40 years
Olathe Studio 30	Olathe, KS	—	4,000	15,935	3,014	4,000	18,949	22,949	(6,061)	06/02	40 years
Livonia 20	Livonia, MI	—	4,500	17,525	—	4,500	17,525	22,025	(5,878)	08/02	40 years
Hoffman Center 22	Alexandria, VA	—	—	22,035	—	—	22,035	22,035	(7,299)	10/02	40 years
Colonel Glenn 18	Little Rock, AR	—	3,858	7,990	—	3,858	7,990	11,848	(2,613)	12/02	40 years
AmStar 16-Macon	Macon, GA	5,260	1,982	5,056	—	1,982	5,056	7,038	(1,612)	03/03	40 years
Star Southfield Center	Southfield, MI	—	8,000	20,518	6,230	8,000	26,748	34,748	(13,925)	05/03	15 years
Subtotals carried over to next page		$37,696	$158,859	$560,759	$75,143	$157,937	$636,822	$794,759	$(261,702)

EPR Properties Schedule III - Real Estate and Accumulated Depreciation December 31, 2015 (Dollars in thousands)

			Initial cost		Additions (Dispositions) (Impairments) Subsequent to acquisition	Gross Amount at December 31, 2015
Description	Location	Debt	Land	Buildings, Equipment & improvements		Land	Buildings, Equipment & Improvements	Total	Accumulated depreciation	Date acquired	Depreciation life
Subtotal from previous page	n/a	$37,696	$158,859	$560,759	$75,143	$157,937	$636,822	$794,759	$(261,702)	n/a	n/a
South Wind 12	Lawrence, KS	3,908	1,500	3,526	—	1,500	3,526	5,026	(1,109)	06/03	40 years
New Roc City	New Rochelle, NY	—	6,100	97,696	1,359	6,100	99,055	105,155	(32,660)	10/03	40 years
Columbiana Grande Stadium 14	Columbia, SC	6,682	1,000	10,534	(2,447)	1,000	8,087	9,087	(2,514)	11/03	40 years
Harbour View Marketplace	Suffolk, VA	—	3,382	9,971	6,858	4,471	15,740	20,211	(3,359)	11/03	40 years
Cobb Grand 18	Hialeah, FL	—	7,985	—	—	7,985	—	7,985	—	12/03	n/a
Deer Valley 30	Phoenix, AZ	—	4,276	15,934	—	4,276	15,934	20,210	(4,681)	03/04	40 years
Hamilton 24	Hamilton, NJ	—	4,869	18,143	—	4,869	18,143	23,012	(5,329)	03/04	40 years
Kanata Entertainment Centrum	Kanata, ON	—	9,104	33,203	26,054	9,104	59,257	68,361	(16,481)	03/04	40 years
Mesa Grand 14	Mesa, AZ	12,776	4,446	16,565	—	4,446	16,565	21,011	(4,866)	03/04	40 years
Mississauga Entertainment Centrum	Mississagua, ON	—	8,358	15,947	14,946	10,992	28,259	39,251	(7,429)	03/04	40 years
Oakville Entertainment Centrum	Oakville, ON	—	9,104	21,434	3,944	9,104	25,378	34,482	(7,614)	03/04	40 years
Whitby Entertainment Centrum	Whitby, ON	—	9,248	19,905	21,094	11,878	38,369	50,247	(11,111)	03/04	40 years
Cantera Retail Shops	Warrenville, IL	—	3,919	900	(1,936)	1,983	900	2,883	(675)	07/04	15 years
Grand Prairie 18	Peoria, IL	—	2,948	11,177	—	2,948	11,177	14,125	(3,190)	07/04	40 years
The Grand 16-Layafette	Lafayette, LA	7,402	—	10,318	—	—	10,318	10,318	(2,961)	07/04	40 years
North East Mall 18	Hurst, TX	11,978	5,000	11,729	1,015	5,000	12,744	17,744	(3,542)	11/04	40 years
Avenue 16	Melbourne, FL	—	3,817	8,830	320	3,817	9,150	12,967	(2,516)	12/04	40 years
The Grand 18-D'lberville	D'Iberville, MS	9,381	2,001	8,043	1,636	1,205	10,475	11,680	(2,781)	12/04	40 years
Mayfaire Stadium 16	Wilmington, NC	6,306	1,650	7,047	—	1,650	7,047	8,697	(1,923)	02/05	40 years
Burbank Village	Burbank, CA	—	16,584	35,016	7,097	16,584	42,113	58,697	(10,563)	03/05	40 years
East Ridge 18	Chattanooga, TN	10,360	2,799	11,467	—	2,799	11,467	14,266	(3,106)	03/05	40 years
The Grand 14-Conroe	Conroe, TX	—	1,836	8,230	—	1,836	8,230	10,066	(2,159)	06/05	40 years
Washington Square 12	Indianapolis, IN	4,173	1,481	4,565	—	1,481	4,565	6,046	(1,198)	06/05	40 years
The Grand 18-Hattiesburg	Hattiesurg, MS	8,470	1,978	7,733	2,432	1,978	10,165	12,143	(2,529)	09/05	40 years
Mad River Mountain	Bellfontaine, OH	—	5,108	5,994	162	5,251	6,013	11,264	(2,700)	11/05	40 years
Arroyo Grand Staduim 10	Arroyo Grande, CA	4,076	2,641	3,810	—	2,641	3,810	6,451	(961)	12/05	40 years
Auburn Stadium 10	Auburn, CA	5,288	2,178	6,185	—	2,178	6,185	8,363	(1,559)	12/05	40 years
Manchester Stadium 16	Fresno, CA	9,667	7,600	11,613	—	7,600	11,613	19,213	(3,299)	12/05	40 years
Modesto Stadium 10	Modesto, CA	3,959	2,542	3,910	—	2,542	3,910	6,452	(986)	12/05	40 years
Columbia 14	Columbia, MD	—	—	12,204	—	—	12,204	12,204	(2,975)	03/06	40 years
Firewheel 18	Garland, TX	13,171	8,028	14,825	—	8,028	14,825	22,853	(3,614)	03/06	40 years
White Oak Stadium 14	Garner, NC	—	1,305	6,899	—	1,305	6,899	8,204	(1,667)	04/06	40 years
The Grand 18 - Winston Salem	Winston Salem, NC	—	—	12,153	1,925	—	14,078	14,078	(3,343)	07/06	40 years
Valley Bend 18	Huntsville, AL	—	3,508	14,802	—	3,508	14,802	18,310	(3,454)	08/06	40 years
Cityplace 14	Kalamazoo, MI	—	5,125	12,216	2,308	5,125	14,524	19,649	(5,609)	11/06	40 years
Pensacola Bayou 15	Pensacola, FL	—	5,316	15,099	—	5,316	15,099	20,415	(3,397)	12/06	40 years
The Grand 16-Slidell	Slidell, LA	10,635	—	11,499	—	—	11,499	11,499	(2,587)	12/06	40 years
The Grand 16 - Pier Park	Panama City Beach, FL	—	6,486	11,156	—	6,486	11,156	17,642	(2,394)	05/07	40 years
Austell Promenade	Austell, GA	—	1,596	—	—	1,596	—	1,596	—	07/07	n/a
Stadium 14 Cinema	Kalispell, MT	—	2,505	7,323	—	2,505	7,323	9,828	(1,526)	08/07	40 years
Subtotals carried over to next page		$165,928	$326,182	$1,098,360	$161,910	$329,024	$1,257,426	$1,586,450	$(436,069)

EPR Properties Schedule III - Real Estate and Accumulated Depreciation December 31, 2015 (Dollars in thousands)

			Initial cost		Additions (Dispositions) (Impairments) Subsequent to acquisition	Gross Amount at December 31, 2015
Description	Location	Debt	Land	Buildings, Equipment & improvements		Land	Buildings, Equipment & Improvements	Total	Accumulated depreciation	Date acquired	Depreciation life
Subtotal from previous page	n/a	$165,928	$326,182	$1,098,360	$161,910	$329,024	$1,257,426	$1,586,450	$(436,069)	n/a	n/a
Harvard Avenue Charter School	Cleveland, OH	—	640	5,613	—	640	5,613	6,253	(94)	10/04	30 years
The Grand 18 - Four Seasons Stations	Greensboro, NC	—	—	12,606	914	—	13,520	13,520	(2,671)	11/07	40 years
Glendora 12	Glendora, CA	—	—	10,588	—	—	10,588	10,588	(1,897)	10/08	40 years
Harbour View Station	Suffolk, VA	—	3,256	9,206	5,152	3,298	14,316	17,614	(3,390)	06/09	40 years
Ann Arbor 20	Ypsilanti, MI	—	4,716	227	—	4,716	227	4,943	(34)	12/09	40 years
Buckland Hills 18	Manchester, CT	—	3,628	11,474	—	3,628	11,474	15,102	(1,721)	12/09	40 years
Centreville 12	Centreville, VA	—	3,628	1,769	—	3,628	1,769	5,397	(265)	12/09	40 years
Davenport 18	Davenport, IA	—	3,599	6,068	(35)	3,564	6,068	9,632	(910)	12/09	40 years
Fairfax Corner 14	Fairfax, VA	—	2,630	11,791	—	2,630	11,791	14,421	(1,769)	12/09	40 years
Flint West 14	Flint, MI	—	1,270	1,723	—	1,270	1,723	2,993	(258)	12/09	40 years
Hazlet 12	Hazlet, NJ	—	3,719	4,716	—	3,719	4,716	8,435	(707)	12/09	40 years
Huber Heights 16	Huber Heights, OH	—	970	3,891	—	970	3,891	4,861	(584)	12/09	40 years
North Haven 12	North Haven, CT	—	5,442	1,061	2,000	5,442	3,061	8,503	(1,078)	12/09	40 years
Preston Crossing 16	Okolona, KY	—	5,379	3,311	—	5,379	3,311	8,690	(497)	12/09	40 years
Ritz Center 16	Voorhees, NJ	—	1,723	9,614	—	1,723	9,614	11,337	(1,442)	12/09	40 years
Stonybrook 20	Louisville, KY	—	4,979	6,567	—	4,979	6,567	11,546	(985)	12/09	40 years
The Greene 14	Beaver Creek, OH	—	1,578	6,630	—	1,578	6,630	8,208	(995)	12/09	40 years
West Springfield 15	West Springfield, MA	—	2,540	3,755	—	2,540	3,755	6,295	(563)	12/09	40 years
Western Hills 14	Cincinnati, OH	—	1,361	1,741	—	635	2,467	3,102	(261)	12/09	40 years
Hollywood Movies 20	Pasadena, TX	—	2,951	10,684	—	2,951	10,684	13,635	(1,469)	06/10	40 years
Movies 10	Plano, TX	—	1,052	1,968	—	1,052	1,968	3,020	(271)	06/10	40 years
Movies 14	McKinney, TX	—	1,917	3,319	—	1,917	3,319	5,236	(456)	06/10	40 years
Movies 14-Mishawaka	Mishawaka, IN	—	2,399	5,454	—	2,399	5,454	7,853	(750)	06/10	40 years
Movies 16	Grand Prarie, TX	—	1,873	3,245	2,104	1,873	5,349	7,222	(481)	06/10	40 years
Redding 14	Redding, CA	—	2,044	4,500	—	2,044	4,500	6,544	(619)	06/10	40 years
Tinseltown	Pueblo, CO	—	2,238	5,162	—	2,238	5,162	7,400	(710)	06/10	40 years
Tinseltown 15	Beaumont, TX	—	1,065	11,669	—	1,065	11,669	12,734	(1,604)	06/10	40 years
Tinseltown 20	Pflugerville, TX	—	4,356	11,533	—	4,356	11,533	15,889	(1,586)	06/10	40 years
Tinseltown 290	Houston, TX	—	4,109	9,739	—	4,109	9,739	13,848	(1,339)	06/10	40 years
Tinseltown USA 20	El Paso, TX	—	4,598	13,207	—	4,598	13,207	17,805	(1,816)	06/10	40 years
Tinseltown USA and XD	Colorado Springs, CO	—	4,134	11,220	(1,196)	2,938	11,220	14,158	(1,543)	06/10	40 years
Beach Movie Bistro	Virginia Beach, VA	—	—	1,736	—	—	1,736	1,736	(796)	12/10	40 years
Cinemagic & IMAX in Hooksett	Hooksett, NH	—	2,639	11,605	—	2,639	11,605	14,244	(1,402)	03/11	40 years
Cinemagic & IMAX in Saco	Saco, ME	—	1,508	3,826	—	1,508	3,826	5,334	(462)	03/11	40 years
Cinemagic in Merrimack	Merrimack, NH	3,455	3,160	5,642	—	3,160	5,642	8,802	(682)	03/11	40 years
Cinemagic in Westbrook	Westbrook, ME	—	2,273	7,119	—	2,273	7,119	9,392	(860)	03/11	40 years
Mentorship Academy	Baton Rouge, LA	—	996	5,638	—	996	5,638	6,634	(644)	03/11	40 years
Ben Franklin Academy	Highlands Ranch, CO	—	—	10,157	(134)	—	10,023	10,023	(1,020)	04/11	40 years
Bradley Academy of Excellence	Goodyear, AZ	—	766	6,517	—	766	6,517	7,283	(708)	04/11	30 years
Subtotals carried over to next page		$169,383	$421,318	$1,354,651	$170,715	$422,245	$1,524,437	$1,946,682	$(475,408)

EPR Properties Schedule III - Real Estate and Accumulated Depreciation December 31, 2015 (Dollars in thousands)

			Initial cost		Additions (Dispositions) (Impairments) Subsequent to acquisition	Gross Amount at December 31, 2015
Description	Location	Debt	Land	Buildings, Equipment & improvements		Land	Buildings, Equipment & Improvements	Total	Accumulated depreciation	Date acquired	Depreciation life
Subtotal from previous page	n/a	$169,383	$421,318	$1,354,651	$170,715	$422,245	$1,524,437	$1,946,682	$(475,408)	n/a	n/a
American Leadership Academy	Gilbert, AZ	—	2,580	6,418	2,509	2,580	8,927	11,507	(784)	06/11	40 years
Champions School	Phoenix, AZ	—	1,253	4,834	—	1,253	4,834	6,087	(514)	06/11	40 years
Loveland Classical	Loveland, CO	—	1,494	3,857	—	1,494	3,857	5,351	(410)	06/11	40 years
Pinstripes - Northbrook	Northbrook, IL	—	—	7,025	—	—	7,025	7,025	(776)	07/11	40 years
Magic Valley Mall Theatre	Twin Falls, ID	—	—	4,783	—	—	4,783	4,783	(428)	04/11	40 years
Prospect Ridge Academy	Broomfield, CO	—	1,084	9,659	(169)	1,084	9,490	10,574	(928)	08/11	40 years
South Phoenix Academy	Phoenix, AZ	—	1,060	8,140	—	1,060	8,140	9,200	(1,057)	11/11	40 years
Latitude 30	Jacksonville, FL	—	4,510	5,061	983	4,510	6,044	10,554	(746)	02/12	30 years
Latitude 39	Indianapolis, IN	—	4,298	6,321	2,257	4,377	8,499	12,876	(551)	02/12	40 years
Topgolf-Allen	Allen, TX	—	—	10,007	1,151	—	11,158	11,158	(1,387)	02/12	29 years
Topgolf-Dallas	Dallas, TX	—	—	10,007	1,771	—	11,778	11,778	(1,378)	02/12	30 years
Pinstripes - Oakbrook	Oakbrook, IL	—	—	8,068	—	—	8,068	8,068	(656)	03/12	40 years
Pacific Hertiage Academy	Salt Lake City, UT	—	897	4,488	(55)	897	4,433	5,330	(395)	03/12	40 years
Valley Academy	Hurricane, UT	—	475	4,939	—	475	4,939	5,414	(659)	03/12	40 years
Look Cinemas-Prestonwood	Dallas, TX	—	—	12,146	750	—	12,896	12,896	(815)	03/12	40 years
The Odyssey Institute for International and Advanced Studies	Buckeye, AZ	—	914	9,715	6,939	914	16,654	17,568	(1,234)	04/12	40 years
American Leadership Academy High School	Queen Creek, AZ	—	1,887	14,543	11,117	1,887	25,660	27,547	(1,962)	05/12	40 years
Regal Winrock	Albuquerque, NM	—	—	13,733	—	—	13,733	13,733	(715)	06/12	40 years
Sandhills 10	Southern Pines, NC	—	1,709	4,747	—	1,709	4,747	6,456	(415)	06/12	40 years
North East Carolina Prep Academy	Tarboro, NC	—	350	12,560	3,037	350	15,597	15,947	(1,192)	07/12	40 years
Top Golf-Houston	Houston, TX	—	—	12,403	394	—	12,797	12,797	(992)	09/12	40 years
Alamo Draft House-Austin	Austin, TX	—	2,608	6,373	—	2,608	6,373	8,981	(385)	09/12	40 years
Carmike Champaign	Champaign, IL	—	—	9,381	125	—	9,506	9,506	(495)	09/12	40 years
WISP Resort	McHenry, MD	—	8,394	15,910	3,207	9,708	17,803	27,511	(3,323)	12/12	40 years
Topgolf-The Colony	Colony, TX	—	4,004	13,665	(240)	4,004	13,425	17,429	(671)	12/12	40 years
Regal Virginia Gateway	Gainesville, VA	—	—	10,846	—	—	10,846	10,846	(565)	02/13	40 years
Chester Community Charter School	Chester Upland, PA	—	518	5,900	—	518	5,900	6,418	(411)	03/13	30 years
Lowcountry Leadership Academy	Hollywood, SC	—	806	5,776	1,805	806	7,581	8,387	(373)	03/13	40 years
Children's Learning Adventure	Lake Pleasant, AZ	—	986	3,524	—	986	3,524	4,510	(324)	03/13	30 years
Camden Community Charter School	Camden, NJ	—	548	10,569	6,886	548	17,455	18,003	(947)	04/13	30 years
Rittenhouse Excess Land	Queen Creek, AZ	—	2,612	—	(1,845)	767	—	767	—	04/13	n/a
McKinley Academy-Chicago	Chicago, IL	—	509	5,895	4,204	509	10,099	10,608	(426)	05/13	40 years
Learning Foundation & Performing Arts Academy	Gilbert, AZ	—	1,336	6,593	—	1,336	6,593	7,929	(371)	05/13	40 years
Subtotals carried over to next page		$169,383	$466,150	$1,622,537	$215,541	$466,625	$1,837,601	$2,304,226	$(501,693)

EPR Properties Schedule III - Real Estate and Accumulated Depreciation December 31, 2015 (Dollars in thousands)

			Initial cost		Additions (Dispositions) (Impairments) Subsequent to acquisition	Gross Amount at December 31, 2015
Description	Location	Debt	Land	Buildings, Equipment & improvements		Land	Buildings, Equipment & Improvements	Total	Accumulated depreciation	Date acquired	Depreciation life
Subtotal from previous page	n/a	$169,383	$466,150	$1,622,537	$215,541	$466,625	$1,837,601	$2,304,226	$(501,693)	n/a	n/a
Bella Mente Academy	Vista, CA	—	1,283	3,354	1,168	1,283	4,522	5,805	(226)	05/13	40 years
Global Village Academy-Colorado Springs	Colorado Springs, CO	—	1,205	6,350	(194)	1,205	6,156	7,361	(403)	06/13	40 years
Skyline Chandler	Chandler, AZ	—	1,039	9,590	—	1,039	9,590	10,629	(762)	07/13	40 years
The Ambassador Theatre	Lafayette, LA	14,360	—	12,728	—	—	12,728	12,728	(716)	08/13	40 years
New Iberia Theatre	New Iberia, LA	—	—	1,630	—	—	1,630	1,630	(92)	08/13	40 years
Camelback Mountain Resort	Tannersville, PA	—	34,940	34,629	913	34,940	35,542	70,482	(5,976)	09/13	40 years
Hollywood 16 Theatre	Tuscaloosa, AL	—	—	11,287	—	1,815	9,472	11,287	(533)	09/13	40 years
Tampa Veterans 24	Tampa, FL	—	1,700	23,483	8	1,700	23,491	25,191	(1,747)	10/13	40 years
Cantera Stadium 17	Warrenville, IL	—	14,000	17,318	—	14,000	17,318	31,318	(1,513)	10/13	40 years
Topgolf-Alpharetta	Alpharetta, GA	—	5,608	16,616	—	5,608	16,616	22,224	(623)	05/13	40 years
Children's Learning Adventure	Goodyear, AZ	—	1,308	7,275	11	1,308	7,286	8,594	(433)	06/13	30 years
Topgolf-Scottsdale	Scottsdale, AZ	—	—	16,942	—	—	16,942	16,942	(635)	06/13	40 years
American Intl School of Utah	Salt Lake City, UT	—	8,173	10,982	1,890	8,173	12,872	21,045	(387)	07/13	40 years
Topgolf-Spring	Spring, TX	—	4,928	14,522	—	4,928	14,522	19,450	(605)	07/13	40 years
Children's Learning Adventure	Oklahoma City, OK	—	1,149	9,839	385	1,149	10,224	11,373	(416)	08/13	40 years
Alamo Draft House-Mission	San Francisco, CA	—	2,077	12,914	—	2,077	12,914	14,991	—	08/13	40 years
Children's Learning Adventure	Coppell, TX	—	1,547	10,168	—	1,547	10,168	11,715	(154)	09/13	30 years
Children's Learning Adventure	Las Vegas, NV	—	944	9,191	—	944	9,191	10,135	(376)	09/13	30 years
Children's Learning Adventure	Las Vegas, NV	—	985	6,721	145	985	6,866	7,851	(306)	09/13	30 years
Cantera FEC	Warrenville, IL	—	—	6,469	2,216	—	8,685	8,685	(400)	10/13	40 years
Franklin Academy Palm Beach	Palm Beach, FL	—	3,323	15,824	(108)	3,323	15,716	19,039	(525)	10/13	30 years
Tiger 13	Opelika, AL	—	1,314	8,951	—	1,314	8,951	10,265	(336)	11/12	40 years
iLEAD Charter School	Mesa, AZ	—	2,109	6,032	166	2,109	6,198	8,307	(210)	12/13	30 years
North Carolina Leadership Academy	Kernersville, NC	—	1,362	8,182	(244)	1,362	7,938	9,300	(380)	12/13	40 years
Basis Private San Jose	San Jose, CA	—	9,966	25,535	—	9,966	25,535	35,501	(1,068)	12/13	40 years
Basis Private Brooklyn	Brooklyn, NY	—	—	46,440	—	—	46,440	46,440	(520)	12/13	40 years
Topgolf-San Antonio	San Antonio, TX	—	—	15,976	—	—	15,976	15,976	(333)	12/13	40 years
Children's Learning Adventure	Mesa, AZ	—	762	6,987	—	762	6,987	7,749	(564)	01/14	30 years
Global Village Academy-Fort Collins	Fort Collins, CO	—	618	5,031	5,134	618	10,165	10,783	(288)	02/14	40 years
Topgolf-Brandon	Tampa, FL	—	—	15,726	(67)	—	15,659	15,659	(395)	02/14	40 years
Topgolf-Gilbert	Gilbert, AZ	—	4,735	16,130	(267)	4,735	15,863	20,598	(397)	02/14	40 years
British School of Chicago	Chicago, IL	—	3,057	46,784	—	3,057	46,784	49,841	(585)	02/14	40 years
Wilson Prep Academy	Wilson, NC	—	424	5,342	(71)	449	5,246	5,695	(175)	03/14	30 years
Children's Learning Adventure	Gilbert, AZ	—	1,295	9,192	—	1,295	9,192	10,487	(264)	03/14	30 years
Bedford Theater 7	Bedford, IN	1,472	349	1,594	—	349	1,594	1,943	(76)	04/14	40 years
Seymour Stadium 8	Seymour, IN	2,513	1,028	2,291	—	1,028	2,291	3,319	(103)	04/14	40 years
Subtotals carried over to next page		$187,728	$577,378	$2,100,562	$226,626	$579,693	$2,324,871	$2,904,564	$(524,215)

EPR Properties Schedule III - Real Estate and Accumulated Depreciation December 31, 2015 (Dollars in thousands)

			Initial cost		Additions (Dispositions) (Impairments) Subsequent to acquisition	Gross Amount at December 31, 2015
Description	Location	Debt	Land	Buildings, Equipment & improvements		Land	Buildings, Equipment & Improvements	Total	Accumulated depreciation	Date acquired	Depreciation life
Subtotal from previous page	n/a	$187,728	$577,378	$2,100,562	$226,626	$579,693	$2,324,871	$2,904,564	$(524,215)	n/a	n/a
Wilder Stadium 14	Wilder, KY	9,252	983	11,233	—	983	11,233	12,216	(489)	04/14	40 years
Bowling Green Stadium 12	Bowling Green, KY	8,681	1,241	10,222	—	1,241	10,222	11,463	(453)	04/14	40 years
New Albany Stadium 12	New Albany, IN	13,077	2,461	14,807	—	2,461	14,807	17,268	(644)	04/14	40 years
Clarksville Stadium 16	Clarksville, TN	15,550	3,764	16,769	—	3,764	16,769	20,533	(732)	04/14	40 years
Lycoming Mall 12	Williamsport, PA	6,761	2,243	6,684	—	2,243	6,684	8,927	(306)	04/14	40 years
Noblesville Stadium 10	Noblesville, IN	6,315	886	7,453	—	886	7,453	8,339	(329)	04/14	40 years
Moline Stadium 14	Moline, IL	9,199	1,963	10,183	—	1,963	10,183	12,146	(448)	04/14	40 years
O'Fallon Stadium 14	O'Fallon, MO	6,351	1,046	7,342	—	1,046	7,342	8,388	(321)	04/14	40 years
McDonough Stadium 16	McDonough, GA	14,445	2,235	16,842	—	2,235	16,842	19,077	(739)	04/14	40 years
International Hotel Ventures, Inc.		1,850	—	—	—	—	—	—	—	04/14	n/a
Impact Charter Elementary	Baker, LA	—	190	6,563	203	190	6,766	6,956	(180)	04/14	40 years
Bradford Preparatory School	Charlotte, NC	—	1,559	1,477	—	1,559	1,477	3,036	(48)	05/14	30 years
Horizon Science Academy South Chicago	Chicago, IL	—	1,544	6,074	2,121	1,544	8,195	9,739	(225)	05/14	40 years
Topgolf-Overland Park	Overland Park, KS	—	5,519	17,330	—	5,519	17,330	22,849	(208)	05/14	40 years
Topgolf-Centennial	Centennial, CO	—	3,013	19,106	—	3,013	19,106	22,119	(159)	06/14	40 years
Topgolf-Mid Town Atlanta	Atlanta, GA	—	8,143	17,289	—	8,143	17,289	25,432	(180)	06/14	40 years
Topgolf-Dulles	Ashburn VA	—	—	16,873	—	—	16,873	16,873	(141)	06/14	40 years
Phoenix Academy High School	High Point, NC	—	1,298	7,322	—	1,298	7,322	8,620	(87)	07/14	40 years
Children's Learning Adventure	Cedar Park, TX	—	1,520	10,500	—	1,520	10,500	12,020	(40)	07/14	30 years
Children's Learning Adventure	Centennial, CO	—	1,249	10,771	—	1,249	10,771	12,020	(39)	08/14	30 years
Topgolf-Naperville	Naperville, IL	—	8,824	20,279	—	8,824	20,279	29,103	(169)	08/14	40 years
Champion Fit Kids	Chandler, AZ	—	1,530	6,877	—	1,530	6,877	8,407	(86)	08/14	40 years
Topgolf-Oklahoma City	Oklahoma City, OK	—	3,086	16,421	—	3,086	16,421	19,507	(205)	09/14	40 years
LowCountry Montessori	Port Royal, SC	—	387	4,383	—	387	4,383	4,770	(55)	09/14	40 years
Topgolf-Webster	Webster, TX	—	5,631	17,732	—	5,631	17,732	23,363	(74)	11/14	40 years
Topgolf-Virginia Beach	Virginia Beach, VA	—	6,948	18,715	—	6,948	18,715	25,663	—	12/14	40 years
Marketplace Digital Cinema 20	Sterling Heights, MI	—	10,849	—	70	10,919	—	10,919	—	12/14	n/a
Global Village Academies - Douglas County	Parker, CO	—	2,190	6,815	—	2,190	6,815	9,005	(72)	01/15	40 years
Global Village International - Parker	Parker, CO	—	279	1,017	—	279	1,017	1,296	(21)	01/15	30 years
Global Village International - Littleton	Littleton, CO	—	467	1,248	—	467	1,248	1,715	(24)	01/15	30 years
Global Village International - Lakewood	Lakewood, CO	—	291	823	—	291	823	1,114	(15)	01/15	30 years
Global Village International - Castle Rock	Castle Rock, CO	—	250	1,646	—	250	1,646	1,896	(30)	01/15	30 years
Subtotals carried over to next page		$279,209	$658,967	$2,411,358	$229,020	$661,352	$2,637,991	$3,299,343	$(530,734)

EPR Properties Schedule III - Real Estate and Accumulated Depreciation December 31, 2015 (Dollars in thousands)

			Initial cost		Additions (Dispositions) (Impairments) Subsequent to acquisition	Gross Amount at December 31, 2015
Description	Location	Debt	Land	Buildings, Equipment & improvements		Land	Buildings, Equipment & Improvements	Total	Accumulated depreciation	Date acquired	Depreciation life
Subtotal from previous page	n/a	$279,209	$658,967	$2,411,358	$229,020	$661,352	$2,637,991	$3,299,343	$(530,734)	n/a	n/a
Global Village International - Arvada	Arvada, CO	—	224	788	—	224	788	1,012	(16)	01/15	30 years
Macon Charter Academy	Macon, GA	—	401	7,883	—	401	7,883	8,284	(92)	02/15	40 years
Du Bois School of Arts and Technology	Memphis, TN	—	1,535	4,089	—	1,535	4,089	5,624	(95)	02/15	30 years
Strawbridge-Virginia Beach	Virginia Beach, VA	—	2,544	6,478	—	2,544	6,478	9,022	(135)	02/15	40 years
Carmike Yulee	Yulee, FL	—	1,036	6,934	—	1,036	6,934	7,970	(144)	02/15	40 years
Wintergreen Resort	Wintergreen, VA	—	5,739	16,126	—	5,739	16,126	21,865	(795)	02/15	40 years
Pineapple Cove	Palm Bay, FL	—	782	6,212	—	782	6,212	6,994	(56)	03/15	40 years
Global Village International - Lafayette	Lafayette, CO	—	293	663	—	293	663	956	(6)	04/15	30 years
Punch Bowl Social-Schaumburg	Schaumburg, IL	—	598	5,372	—	598	5,372	5,970	—	04/15	30 years
Regency 24 Jacksonville	Jacksonville, FL	—	5,080	22,064	—	5,080	22,064	27,144	(504)	05/15	25 years
Camelback Lodge	Tannersville, PA	—	—	120,354	—	—	120,354	120,354	(1,255)	05/15	40 years
Phoenix Academy II	High Point, NC	—	1,180	9,393	—	1,180	9,393	10,573	(156)	06/15	30 years
Regal Crystal Lake 16	Crystal Lake, IL	—	2,980	13,521	—	2,980	13,521	16,501	(270)	07/15	25 years
Bridgeton Charter	Bridgeton, NJ	—	153	2,392	—	153	2,392	2,545	(13)	09/15	40 years
Carrington Academy	Atlanta, GA	—	956	1,850	—	956	1,850	2,806	(15)	10/15	30 years
Carrington Academy	Atlanta, GA	—	1,262	2,038	—	1,262	2,038	3,300	(17)	10/15	30 years
Alamo Draft House-Laredo	Laredo, TX	—	1,353	7,886	—	1,353	7,886	9,239	—	12/15	40 years
Property under development		—	378,920	—	—	378,920	—	378,920	—	n/a	n/a
Land held for development		—	23,610	—	—	23,610	—	23,610	—	n/a	n/a
Unsecured revolving credit facility		196,000	—	—	—	—	—	—	—	n/a	n/a
Senior unsecured notes payable and term loan		1,525,000	—	—	—	—	—	—	—	n/a	n/a
Less: deferred financing costs, net		(18,289)	—	—	—	—	—	—	—
Total		$1,981,920	$1,087,613	$2,645,401	$229,020	$1,089,998	$2,872,034	$3,962,032	$(534,303)

EPR Properties Schedule III - Real Estate and Accumulated Depreciation (continued) Reconciliation (Dollars in thousands) December 31, 2015

Real Estate:
Reconciliation:
Balance at beginning of the year	$3,304,993
Acquisition and development of rental properties during the year	691,379
Disposition of rental properties during the year	(34,340)
Balance at close of year	$3,962,032
Accumulated Depreciation
Reconciliation:
Balance at beginning of the year	$465,660
Depreciation during the year	78,135
Disposition of rental properties during the year	(9,492)
Balance at close of year	$534,303
See accompanying report of independent registered public accounting firm.

Item 9A. Controls and Procedures - Management's Assessment
As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as such term is defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that as of the end of the period covered by this report our disclosure controls and procedures were effective to ensure that information required to be disclosed by us in reports we file or submit under the Exchange Act is (1) recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms, and (2) accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.
Our disclosure controls were designed to provide reasonable assurance that the controls and procedures would meet their objectives. Our management, including the Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls will prevent all errors and fraud. A control system, no matter how well designed and operated, can provide only reasonable assurance of achieving the designed control objectives and management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusions of two or more people, or by management override of the control. Because of the inherent limitations in a cost-effective, maturing control system, misstatements due to error or fraud may occur and not be detected.
There have not been any changes in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) during the fourth quarter of the fiscal year to which this report relates that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.
Management’s Report on Internal Control Over Financial Reporting
Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation under the framework in Internal Control–Integrated Framework (2013), our management concluded that our internal control over financial reporting was effective as of December 31, 2015. KPMG LLP, the independent registered public accounting firm that audited the consolidated financial statements included in this Current Report on Form 8-K, has issued a report on the effectiveness of our internal control over financial reporting.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements, errors or fraud. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of or compliance with the policies or procedures may deteriorate.

Report of Independent Registered Public Accounting Firm
The Board of Trustees and Shareholders
EPR Properties:

We have audited EPR Properties’ internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). EPR Properties’ management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, EPR Properties maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of EPR Properties and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and our report dated February 24, 2016, except for Note 21, which is as of December 5, 2016, expressed an unqualified opinion on those consolidated financial statements.
As discussed in Note 2 to the financial statements, the Company adopted FASB Accounting Standards Update (ASU) No. 2015-03, Simplifying the Presentation of Debt Issue Costs in 2015 and No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity in 2014.

/s/ KPMG LLP

Kansas City, Missouri
February 24, 2016